Exhibit (a)(1)

BLOCKBUSTER INC.

OFFER TO EXCHANGE OUTSTANDING UNEXERCISED OPTIONS TO PURCHASE SHARES OF

BLOCKBUSTER INC. CLASS A COMMON STOCK

FOR

RESTRICTED SHARES OF BLOCKBUSTER INC. CLASS A COMMON STOCK

OR

RESTRICTED SHARE UNITS SETTLEABLE IN BLOCKBUSTER INC. CLASS A COMMON STOCK

OR

CASH

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME (U.S.A.), ON DECEMBER 10, 2004, UNLESS THIS OFFER IS EXTENDED. THE TENDER OF OPTIONS PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS EXCHANGE OFFER.

Blockbuster Inc. is offering current employees in participating countries who hold options to purchase shares of Blockbuster Inc. class A common stock the opportunity to exchange their unexercised options (the “Eligible Options”) for (i) restricted shares of Blockbuster Inc. class A common stock, (ii) restricted share units or (iii) cash, as more fully described below. Blockbuster Inc. is referred to as “we,” “us,” or “Blockbuster” in this Offer to Exchange. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related personalized statement and election form accompanying this Offer to Exchange (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

This offer is only being made to current employees of Blockbuster and its subsidiaries who are employed in the countries specified below, which countries are referred to in this Offer to Exchange as “participating countries.” In addition, the consideration that you are eligible to receive in exchange for your options depends on (i) your country of residence and the tax laws that apply to you and (ii) the number of outstanding options that you currently hold. Therefore, if you elect to participate in this Offer, you will receive the following consideration in exchange for your options:

(1)	You will receive restricted shares if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United States, or you reside in the United Kingdom, Canada, Ireland or Mexico but are subject to U.S. federal income taxation.

(2)	You will receive restricted share units if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United Kingdom, Canada, Ireland or Mexico but are not subject to U.S. federal income taxation.

The number of restricted shares or restricted share units to be granted to you under scenarios (1) and (2) above in exchange for cancellation of the options that you tender will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable to you upon exercise of the tendered options.

(3)	If you (i) hold outstanding options to purchase fewer than 400 shares of Blockbuster class A common stock or (ii) reside in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, you will receive a cash payment. The amount of cash you will receive will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, you will receive $2.90 for each such option tendered.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, you will receive $2.30 for each such option tendered.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, you will receive $2.08 for each such option tendered.

The participating countries are Argentina, Australia, Canada, Chile, Denmark, Ireland, Italy, Mexico, Spain, Taiwan, the United Kingdom, the United States and Uruguay.

Accompanying this Offer to Exchange is a personalized statement that details the terms of your options, which options were granted pursuant to the terms of the Blockbuster Inc. 1999 Long-Term Management Incentive Plan. This plan, as amended to date, is referred to in this Offer to Exchange as the “1999 Plan.” Your personalized statement also states the form of consideration that you will receive if you elect to participate in this Offer. On September 3, 2004, we paid a special distribution of $5.00 per share to all of our stockholders. Pursuant to the terms of the 1999 Plan, the terms of any options that you held at the time of the special distribution were adjusted with the intent of preserving their economic value. Your personalized statement shows the effect of this adjustment to your options.

We will issue the restricted shares and restricted share units under the 1999 Plan and/or the Blockbuster Inc. 2004 Long-Term Management Incentive Plan. The 2004 Long-Term Management Incentive Plan, as amended to date, is referred to in this Offer to Exchange as the “2004 Plan.” The restricted shares and restricted share units will be subject to the terms of such plans (which are identical) and the terms of a restricted share award agreement (the “Restricted Share Award Agreement”) or a restricted share unit award agreement (the “Restricted Share Unit Award Agreement”), as applicable, which agreements shall be entered into between Blockbuster and each tendering option holder receiving restricted shares or restricted share units.

A restricted share grant pursuant to this Offer is a grant of stock that is issued and registered in your name, but is subject to forfeiture and other restrictions until if and when it vests. A restricted share unit grant pursuant to this Offer is a contractual right to receive a share of Blockbuster class A common stock if and when the grant vests. If you receive restricted shares or restricted share units in this Offer in exchange for cancellation of tendered options, the restricted shares and restricted share units you receive will vest in three equal installments, with the first vesting to occur on December 20, 2004 (or, if this Offer is extended, then the first vesting date will be delayed by the number of days that this Offer is extended), and with the second and third vestings to occur on the first and second anniversaries of the first vesting date. Subject to applicable terms of the 1999 Plan and the 2004 Plan, you will forfeit any restricted shares or restricted share units that have not vested at the time of termination of your employment.

Only employees of Blockbuster or any of its subsidiaries in the participating countries as of November 9, 2004 (the commencement date of this Offer) who continue to be employees through the date we accept their tendered options for exchange and cancellation are eligible to participate in this Offer. If you are currently an employee in a participating country and on a personal leave of absence or a medical, maternity, workers’

compensation, military or other statutorily protected leave of absence, you are also eligible to participate in this Offer. However, if you resign your employment with, or if your employment is terminated for any reason by, Blockbuster or any of its subsidiaries at any time before we accept your tendered options for exchange and cancellation (and if you are not moving to another position with Blockbuster or any of its subsidiaries), you are not eligible to participate in this Offer. Members of our board of directors who are not also employees of Blockbuster or any of its subsidiaries are not eligible to participate in this Offer.

This is a one-time offer. We are making this Offer upon the terms and subject to the conditions described in Section 6 of this Offer to Exchange and in the related personalized statement and election form. This Offer is not conditioned upon a minimum number of options being tendered. You are not required to tender any of your Eligible Options. If, however, you tender any Eligible Options, you must tender all Eligible Options that you have.

We will cancel all tendered options that we accept for exchange and cancellation pursuant to this Offer. Following the cancellation, the shares formerly issuable upon exercise of the cancelled options will be available for reissuance under the 1999 Plan either as restricted shares or in connection with restricted share units pursuant to this Offer or for other awards as allowed under the 1999 Plan and as permitted by applicable law or regulation. By tendering your Eligible Options, you give up the right to exercise them. Eligible Options that you do not tender will remain outstanding in accordance with their terms. We anticipate that we will accept all options properly tendered and we will give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by email, press release or other permitted means, promptly following the expiration of this Offer.

ALTHOUGH THE SENIOR EXECUTIVE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR THE SENIOR EXECUTIVE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS. YOU SHOULD CAREFULLY REVIEW THIS OFFER TO EXCHANGE, THE RELATED PERSONALIZED STATEMENT AND ELECTION FORM, AND THE FORM OF RESTRICTED SHARE AWARD AGREEMENT OR RESTRICTED SHARE UNIT AWARD AGREEMENT PURSUANT TO WHICH YOUR RESTRICTED SHARES OR RESTRICTED SHARE UNITS WILL BE GRANTED BEFORE DECIDING WHETHER TO TENDER YOUR ELIGIBLE OPTIONS.

Shares of our class A common stock are traded on the New York Stock Exchange under the symbol “BBI.” On October 27, 2004, the closing price of the class A common stock on the New York Stock Exchange was $6.81 per share. We recommend that you obtain current market quotations for our class A common stock before deciding whether to tender your Eligible Options.

If you have any questions about your stock option account, would like additional copies of this Offer to Exchange or the related personalized statement and election form or need additional assistance, please contact EquiServe’s Customer Service Department, the exchange agent for this Offer, by phone at 1-800-726-7438 or 1-201-222-4400 (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v) or by email to seso@equiserve.com.

This transaction has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the applicable plans or any applicable laws, the rules or legislation (as the case may be) will take precedence. All references to tax consequences are for guidance only. We recommend that you consult with your personal tax advisor to determine the consequences of electing to participate in this Offer.

November 9, 2004

IMPORTANT INFORMATION

If you wish to tender your Eligible Options for exchange, your properly completed election form must be RECEIVED by EquiServe Trust Company, N.A. (which we refer to as “EquiServe”), the exchange agent for this Offer, by 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004 (or such later time and date as we shall specify if we extend this Offer). Your election must be made in one of the following three ways:

•	Election by Internet – Use the internet to make your election 24 hours a day, 7 days a week prior to the expiration date of this Offer. Have your election form in hand when you access the EquiServe exchange web site. You will be prompted to enter your Control Number, which appears on your election form, and social security number or global I.D. number. Then follow the simple instructions provided to you on the EquiServe exchange web site to make an electronic election. The website you will use to make your election will depend on the type of consideration you are to receive in exchange for your options:

•	Restricted Shares – http://www.eproxyvote.com/bbi-stock

•	Restricted Share Units – http://www.eproxyvote.com/bbi-ukmexico (if you are subject to the tax laws of the United Kingdom or Mexico) or http://www/eproxyvote.com/bbi-units (if you are subject to the tax laws of Canada or Ireland)

•	Cash – http://www.eproxyvote.com/bbi-cash

•	Election By Fax – 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number)

Properly complete and sign your election form as your name appears on your election form, date and fax your election form to EquiServe to the fax number indicated above.

•	Election By Mail – Properly complete and sign your election form as your name appears on your election form, date and mail your election form to EquiServe at the address indicated below.

Blockbuster Inc.

c/o EquiServe Trust Company, N.A.

Post Office Box 8278

Edison, New Jersey 08818-9209

WE STRONGLY ENCOURAGE YOU TO MAKE YOUR ELECTION THROUGH THE INTERNET. This eliminates the need to deliver your written election form to EquiServe. If you are not able to access the EquiServe exchange web site or choose not to use the internet to make your election, you may transmit your election form by fax or mail, in which case we recommend that you allow ample time for delivery. Please keep a copy of all documents. EquiServe will not be responsible for any lost faxes or mail. The method of delivery of election forms is at the election and risk of the tendering option holder. Election forms not received by the deadline, even if sent before the deadline, will not be valid and will be disregarded. Please refer to Section 3 of this Offer to Exchange for a discussion of the procedure for making a proper election regarding your Eligible Options.

Regardless of how you make your election to tender your Eligible Options, you can confirm that your election has been received by calling EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400.

PLEASE NOTE THAT, IF YOU ARE DIALING ANY PHONE NUMBER PROVIDED IN THIS OFFER TO EXCHANGE FROM OUTSIDE OF THE UNITED STATES, CANADA, PUERTO RICO, OR THE VIRGIN ISLANDS, YOU MUST USE THE ACCESS CODE FOR YOUR COUNTRY LISTED BELOW.

INTERNATIONAL ACCESS CODES FOR DIALING LONG DISTANCE

Argentina	0-800-555-4288 or 0-800-222-1288
Australia	1-800-881-011 or 1-800-551-155
Chile	800-225-288
Denmark	8001-0010
Ireland	1-800-550-000
Italy	800-172-444
Mexico	01-800-288-2872
Spain	900-99-00-11
Taiwan	0080-10288-0
United Kingdom	0500-89-0011 or 0800-013-011
Uruguay	000-410

BEFORE DIALING THE FAX NUMBER PROVIDED IN THIS OFFER TO EXCHANGE, IN EUROPE AND LATIN AMERICA, DIAL 00; IN TAIWAN, DIAL 002; AND IN AUSTRALIA, DIAL 011.

PLEASE NOTE THAT THE ELECTION FORM THAT ACCOMPANIES THESE MATERIALS IS IN THE ENGLISH LANGUAGE. IF YOU WOULD LIKE TO REVIEW AN ELECTION FORM IN A LANGUAGE OTHER THAN ENGLISH, PLEASE CONTACT YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE TO OBTAIN A COPY OF THE ELECTION FORM THAT IS TRANSLATED INTO YOUR LANGUAGE.

PLEASE NOTE THAT THE FORMS OF RESTRICTED SHARE UNIT AWARD AGREEMENTS THAT ARE ATTACHED AS APPENDICES TO THIS OFFER TO EXCHANGE ARE IN THE ENGLISH LANGUAGE. IF YOU WOULD LIKE TO REVIEW THE RESTRICTED SHARE UNIT AWARD AGREEMENT FOR YOUR COUNTRY IN A LANGUAGE OTHER THAN ENGLISH, PLEASE CONTACT YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE TO OBTAIN A COPY OF THE RESTRICTED SHARE UNIT AWARD AGREEMENT THAT IS TRANSLATED INTO YOUR LANGUAGE.

While we believe that this Offer is valid with respect to all employees in participating countries with Eligible Options, we are not making this Offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the making of this Offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. If this Offer is not in compliance with the laws of a particular jurisdiction, we may, at our discretion, take such action as we may deem necessary for us to make this Offer to option holders in any such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your options pursuant to this Offer. We have not authorized anyone to give you any information or to make any representations in connection with this Offer other than those contained herein or in the related personalized statement and election form or the related Tender Offer Statement on Schedule TO which is on file with the SEC. If anyone makes any recommendation or representation or gives any information to you, you must not rely upon that recommendation, representation or information as having been authorized by us. You should rely only on the representations and information contained in this document, the related personalized statement and election form, the related Tender Offer Statement on Schedule TO or other materials to which we have referred you.

v

SUMMARY TERM SHEET

This summary contains answers to some questions that you may have about this Offer. We urge you to carefully read the remainder of this Offer to Exchange and the accompanying personalized statement and election form because the information in this summary and in the introduction preceding this summary may not contain all of the information that is important to you. Additional important information is contained in the remainder of this Offer to Exchange and the personalized statement and election form. We have included references to the relevant sections of this Offer to Exchange where you can find more complete descriptions of the topics in this summary.

Why are you making this Offer?

Most of our outstanding options, whether or not currently exercisable, have exercise prices that are higher than the current market price of our class A common stock. We are concerned that the purposes of our current equity compensation program are therefore not being achieved and that our outstanding stock options are not creating a meaningful long-term performance incentive for our employees. Therefore, our goal is to provide an equity compensation vehicle that restores the retentive and motivational value previously provided by our outstanding options.

We believe that restricted shares and restricted share units generally will provide more retentive and motivational value at this stage of our Company’s development. A stock option with an exercise price above the market value of the underlying stock is typically not exercised because the holder could purchase shares on the open market for less. However, a vested restricted share or a share received upon vesting of a restricted share unit has a value equal to the current stock price. In addition, upon vesting of a holder’s restricted share or restricted share unit, unlike with respect to an option, the holder does not have to pay a purchase price to gain full stockholder rights. Furthermore, recipients of restricted shares in this Offer will immediately have dividend and voting rights with respect to their restricted shares unless and until such shares are forfeited. Based on the foregoing factors, we believe that restricted shares and restricted share units will instill a greater sense of ownership in our company than stock options at this stage of the Company’s development, and that this sense of ownership will provide better incentives to maximize stockholder value.

For those employees holding fewer than 400 options or residing in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, we believe that cash payments are consistent with our compensatory goals. At the same time, this exchange will lessen the administrative burdens relating to our employees who hold relatively few outstanding options, or who live in certain foreign jurisdictions with burdensome tax laws. (Section 2)

Who is eligible to participate in this Offer?

All employees, including executive officers, of Blockbuster or any of its subsidiaries in participating countries as of November 9, 2004 (the commencement date of this Offer) who continue to be employees through the date we accept their tendered options for exchange and cancellation are eligible to participate in this Offer. If you resign your employment with, or if your employment is terminated for any reason by, Blockbuster or any of its subsidiaries at any time before we accept your tendered options for exchange and cancellation (and if you are not moving to another position with Blockbuster or any of its subsidiaries), you are not eligible to participate in this Offer, subject to applicable laws.

If you are receiving severance or other similar payments from Blockbuster or any of its subsidiaries but are not currently employed by Blockbuster or any of its subsidiaries, you are not eligible to participate in this Offer. Members of our board of directors who are not also employees of Blockbuster or any of its subsidiaries are not eligible to participate in this Offer. (Section 1)

If I am on leave of absence, am I eligible to participate in this Offer?

Yes. If you are currently an employee in a participating country on personal leave of absence or a medical, maternity, workers’ compensation, military or other statutorily protected leave of absence, you are eligible to participate in this Offer. (Section 1)

Are employees located outside the United States eligible to participate?

Yes. Employees located in participating countries outside the United States who hold Eligible Options may participate in this Offer. However, special considerations may apply to employees located outside the United States. For example, employees who (i) hold 400 or more outstanding options, (ii) reside in the United Kingdom, Canada, Ireland or Mexico and (iii) are subject to U.S. federal income taxation, will receive restricted shares in exchange for Eligible Options, while employees who (i) hold 400 or more outstanding options, (ii) reside in the United Kingdom, Canada, Ireland or Mexico and (iii) are not subject to U.S. federal income taxation, will receive restricted share units in exchange for Eligible Options. Employees who reside in participating countries other than the United Kingdom, Canada, Ireland and Mexico will receive cash in exchange for Eligible Options. These differences arise in part because, in some countries, the application of local rules have important consequences to employees that reside there, including tax consequences that are triggered upon receipt of an award. We recommend that you consult your personal tax advisor to determine the consequences of electing to participate in this Offer. (Section 1)

What if my employment terminates after I have tendered Eligible Options?

To receive restricted shares, restricted share units or cash in exchange for tendered options, you must remain an employee of Blockbuster or one of its subsidiaries through the date we accept your tendered options for exchange and cancellation. In addition, the following rules will apply:

•	If you resign or if your employment is terminated for any reason by Blockbuster or any of its subsidiaries after you tender Eligible Options, but before we accept your tendered options for exchange and cancellation, your options will not be exchanged, subject to applicable laws. In this case, we will return your options to you and they will be treated as if they had not been tendered. You will not receive any restricted shares, restricted share units or cash for your options. Your options will remain outstanding in accordance with their terms, subject to the termination provisions contained in your applicable stock option agreement(s) with us.

•	If you tender Eligible Options in exchange for restricted shares or restricted share units in this Offer and you resign, or if your employment is terminated by Blockbuster or any of its subsidiaries for any reason after we have accepted your tendered options for exchange and cancellation, but before the first vesting installment of your restricted shares or restricted share units, you will not be entitled to receive restricted shares or restricted share units because these restricted shares or restricted share units would not have vested before your termination and, as a result, would be forfeited. In this event, you would not be entitled to get your cancelled options back or receive payment or any other consideration for your cancelled options.

•	If you tender Eligible Options in exchange for cash in this Offer and you resign, or if your employment is terminated by Blockbuster or any of its subsidiaries for any reason, in each case after we have accepted your tendered options for exchange and cancellation, but before we deliver your cash payment, you will still receive your cash payment.

These rules apply regardless of the reason your employment terminates, including voluntary or involuntary termination, death or disability, subject to applicable laws. This Offer does not change the “at-will” nature of your employment with Blockbuster or its subsidiaries, and participation in this Offer does not confer upon you the right to remain employed at Blockbuster or its subsidiaries. Subject to the requirements of local law, we or you may terminate your employment at any time, including prior to the issuance or vesting of restricted shares or restricted share units, and prior to the cash payment, for any reason, with or without cause. (Section 1)

What securities are you offering to acquire from me?

We are offering to acquire all of the unexercised stock options to purchase shares of our class A common stock, whether vested or unvested, issued under the 1999 Plan and held by participants in participating countries. We are providing you with a personalized statement that summarizes your options and includes information relating to the grant date and exercise price of your options. The personalized statement contains information about your Eligible Options to assist you in deciding whether to participate in this Offer. (Section 1)

May I tender options that I have already exercised?

No. This Offer only pertains to outstanding stock options and does not apply in any way to shares purchased upon the exercise of stock options prior to the expiration of this Offer. If you have exercised a stock option, that option is no longer outstanding and is therefore not subject to this Offer. If you have submitted an exercise notice for an option prior to the date this Offer expires, that option is not eligible for this Offer, whether or not you have received confirmation of exercise for the shares that you have purchased.

May I tender unvested options?

Yes. You may tender your Eligible Options whether or not they are vested. (Section 1)

Am I required to tender any of my Eligible Options?

You are not required to tender any of your Eligible Options. If you do not participate in this Offer, you will continue to hold your options, and you will not receive any restricted shares, restricted share units or cash payment. This Offer will not result in any change to the terms of your options. (Section 5)

Am I required to exchange all of my Eligible Options or can I just exchange some of them?

If you accept this Offer with respect to any Eligible Option, you must exchange all of your Eligible Options. You may not exchange only a portion of your Eligible Options. However, you are not required to exchange any of your Eligible Options. (Section 5)

Will I be eligible to receive future option grants if I tender my Eligible Options for exchange?

Your decision to accept or reject this Offer will not impact your future compensation in any way. Your acceptance or rejection of this Offer also will not affect whether you will receive stock or option grants in the future.

What are restricted shares?

Restricted shares granted pursuant to this Offer are grants of stock that are issued and registered in the holder’s name, but that are subject to forfeiture and restrictions on transfer until if and when they vest. Unlike stock options, where the option holder has only a right to purchase shares of our class A common stock at a specified exercise price, when you receive restricted shares, you become a holder of actual shares of our class A common stock. These shares are considered “restricted” because they are subject to forfeiture and restrictions on transfer until the restrictions lapse. The forfeiture provisions and transfer restrictions will be set forth in a Restricted Share Award Agreement to be entered into between Blockbuster and you. Provided that you remain an employee of Blockbuster or one of its subsidiaries, the forfeiture provisions and transfer restrictions on the restricted shares will lapse in three equal installments, with the first vesting to occur on December 20, 2004 (or, if this Offer is extended, then the first vesting date will be delayed by the number of days that this Offer is extended), and with the next installments to occur on the first and second anniversaries of the first vesting date. Once the forfeiture provisions and transfer restrictions on the restricted shares have lapsed, those shares will be yours to transfer or sell as you desire, subject to (i) applicable securities laws, (ii) our securities trading policies with respect to transfers or sales of Blockbuster securities and (iii) payment of any applicable tax or other withholding obligations and applicable commissions. (Section 8)

What are restricted share units?

Restricted share units granted pursuant to this Offer represent the right to receive shares of our class A common stock upon vesting. The restricted share units are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting and the related distribution to you of the shares of class A common stock. You do not have any rights as a stockholder as a result of holding restricted share units, and restricted share units do not entitle you to vote, receive dividends or receive notices of meetings and other materials provided to Blockbuster stockholders. You will have these entitlements if and when your restricted share units vest and you receive your actual shares of Blockbuster class A common stock in settlement of the restricted share units. The restrictions will be set forth in a Restricted Share Unit Award Agreement entered into between Blockbuster and you. Provided that you remain our employee, the shares underlying your restricted share units will be issued to you in three equal installments, with the first issuance to occur on December 20, 2004 (or, if this Offer is extended, then the first issuance date will be delayed by the number of days that this Offer is extended), and with the next installments to occur on the first and second anniversaries of the first issuance date. Once the restricted share units have vested, and the related shares are distributed to you, you may transfer or sell the shares, subject to (i) applicable securities laws, (ii) our securities trading policies with respect to transfers or sales of Blockbuster securities, and (iii) payment of any applicable tax or other withholding obligations and applicable commissions. (Section 8)

What consideration will I receive in exchange for my Eligible Options?

If you elect to participate in this Offer, you will receive the following consideration in exchange for your options:

(1)	You will receive restricted shares if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United States, or you reside in the United Kingdom, Canada, Ireland or Mexico but are subject to U.S. federal income taxation.

(2)	You will receive restricted share units if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United Kingdom, Canada, Ireland or Mexico but are not subject to U.S. federal income taxation.

The number of restricted shares or restricted share units to be granted to you under scenarios (1) and (2) above in exchange for cancellation of the options that you tender will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable to you upon exercise of the tendered options.

(3)	If you (i) hold outstanding options to purchase fewer than 400 shares of Blockbuster class A common stock or (ii) reside in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, you will receive a cash payment. The amount of cash you will receive will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, you will receive $2.90 for each such option tendered.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, you will receive $2.30 for each such option tendered.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, you will receive $2.08 for each such option tendered.

We will not issue any fractional restricted shares or any fractional restricted share units in connection with this Offer. If, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to less than 0.5 of a share or 0.5 of a unit, as applicable, then we will round down to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. On the other hand, if, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to or more than 0.5 of a share or 0.5 of a unit, as applicable, then we will round up to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. The restricted shares or restricted share units issued in connection with this Offer will be subject to the terms and conditions of the 1999 Plan or the 2004 Plan, as applicable, and a Restricted Share Award Agreement or Restricted Share Unit Award Agreement, as applicable, between you and us. (Section 8)

How were the exchange ratios for the options determined?

We determined, in consultation with our external compensation consultants, and our Senior Executive Compensation Committee approved, the exchange ratios after considering several elements. These considerations included assessing the grant date and estimated current Black-Scholes valuation of outstanding stock options along with the overall compensation costs to us and, in the case of restricted shares and restricted share units, the relative retentive value of the restricted shares and restricted share units. The Black-Scholes option pricing model is a commonly used method of valuing stock options. The Black-Scholes valuation differs by each option grant, thereby creating the different exchange ratios.

What are the conditions to this Offer?

This Offer is not conditioned upon a minimum aggregate number of options being tendered. We may terminate or amend this Offer if certain events occur or have occurred. These events include any proceeding that challenges or that relates in any manner to this Offer, any action or regulation that could materially and adversely affect our business or prospects, any action or regulation that could materially impair the benefits that we hope to receive as a result of this Offer, any change that could affect the way in which we are accounting for this Offer, any significant change in the value of our stock, and any change that may be material and adverse to our business. (Section 6)

What are the transfer restrictions on the restricted shares and restricted share units?

If you receive restricted shares or restricted share units in this Offer, the restricted shares or restricted share units issued to you will not be immediately transferable. Provided that you remain our employee, the transfer restrictions on the restricted shares will lapse in three equal installments, with the first vesting to occur on December 20, 2004 (or, if this Offer is extended, then the first vesting date will be delayed by the number of days that this Offer is extended), and with the next installments to occur on the first and second anniversaries of the first vesting date. If you receive restricted share units in this Offer, the shares underlying such units will be issued to you, provided that you remain our employee, in three equal installments, with the first issuance to occur effective as of December 20, 2004 (or, if this Offer is extended, then the first issuance date will be delayed by the number of days that this Offer is extended), and with the next installments to occur effective as of the first and second anniversaries of the first issuance date. (Section 8)

Under what circumstances will I forfeit restricted shares or restricted share units I receive in the exchange?

If you are an employee and your employment relationship with us terminates for any reason, then any restricted shares or any restricted share units that have not vested as of the time of termination will immediately be forfeited. If you have a written employment agreement with us, your agreement may provide that the vesting of your stock options will accelerate under certain circumstances in connection with a termination of your employment. Please note that the vesting of your restricted shares or restricted share units will not accelerate under such circumstances. (Section 8)

Under what circumstances will I forfeit cash I receive in the exchange?

Any cash payment you receive in exchange for your tendered options is not subject to any forfeiture.

When will I receive and what do I need to do to receive my restricted shares, restricted share units or cash?

The grant of restricted shares or restricted share units will be effective as of the date we accept your tendered shares for exchange and cancellation, which will be the date this Offer expires, or December 10, 2004, unless we decide to extend this Offer. Your award of restricted shares or restricted share units will be held by EquiServe, our transfer agent, and you will not receive a stock certificate for the restricted shares or restricted share units. As the forfeiture and transfer restrictions lapse, and assuming you have satisfied all applicable tax or other withholding obligations associated with the vesting of your restricted shares or restricted share units, the vested shares will be deposited in your account at EquiServe. A certificate will be issued to you, or your shares will be transferred to a requested brokerage account, only upon your specific written request. (Section 5)

We expect to deliver cash payments promptly following the expiration date of this Offer. If you receive a cash payment in this Offer, we will withhold all applicable tax or other withholding obligations from the cash payment you receive. (Sections 5, 13 and 14)

What happens to the restricted shares and restricted share units versus my existing stock options if there is a change of control of Blockbuster?

Your restricted shares or restricted share units will fully vest upon a change of control of Blockbuster. Your existing options are not subject to accelerated vesting upon a change of control.

What do I have to pay to get restricted shares, restricted share units or cash?

You will not be required to pay for any restricted shares or restricted share units granted to you or any cash payment made to you. Your consideration for such restricted shares, restricted share units and cash payment will be in the form of Eligible Options that you tender.

Am I entitled to exercise any rights of ownership with respect to the restricted shares prior to the lapsing of the forfeiture and transfer restrictions?

You will have dividend, voting and all other stockholder rights with respect to any restricted shares you receive in this Offer as of the date we issue the restricted shares to you, except that the restricted shares will be subject to forfeiture upon termination of your employment and will be subject to transfer restrictions. In addition, we will deliver to you, by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed to our stockholders. (Section 8)

Am I entitled to exercise any rights of ownership with respect to the restricted share units prior to the lapsing of the forfeiture and transfer restrictions?

You will not have dividend, voting or any other stockholder rights with respect to any restricted share units you receive in this Offer until you receive a distribution of Blockbuster class A common stock in settlement of the restricted share units. In addition, you will not begin to receive any notices of meetings, proxy statements, proxies or other materials distributed to our stockholders until you receive a distribution of Blockbuster class A common stock in settlement of the restricted share units. (Section 8)

Will I have to pay taxes if I exchange my options in this Offer?

Employees Subject to U.S. Taxation. If you receive a cash payment in exchange for your tendered options, you will recognize ordinary income in an amount equal to the value of the tendered options, on the date the cash payment is made. If you receive restricted shares in exchange for your options, there will be no immediate U.S. federal income tax consequences from receiving such restricted shares. You will, however, recognize ordinary income, in an amount equal to the fair market value of your restricted shares, on the date such restricted shares vest.

The ordinary income you recognize as a result of your participation in this Offer will be reflected on your year-end Form W-2 for the year in which the cash payment is made or for the years in which the vesting of the restricted shares occurs, as applicable. At the time you recognize such ordinary income, income and payroll taxes will have to be withheld with respect to that income. If you receive restricted shares in this Offer, you must elect on your election form either (a) to instruct EquiServe to sell on your behalf the number of your vested restricted shares having a market value, net of sales commissions, equal to applicable tax or other obligations to which you become subject in connection with the vesting of your restricted shares, or (b) to provide us with a cash payment equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted shares. If you receive a cash payment in this Offer, we will withhold all applicable tax or other withholding obligations from the cash payment you receive. Please note that before your vested restricted shares are released from our custody, all applicable tax or other withholding obligations relating to vesting must be satisfied.

We recommend that you consult with your personal tax advisor to determine the tax consequences of electing to participate in this Offer. (Section 13)

Employees Not Subject to U.S. Taxation. Tax consequences may be different for you depending on your jurisdiction. See Section 14 for a general discussion of certain tax consequences. We recommend that you consult with your personal tax advisor to determine the tax consequences of electing to participate in this Offer.

If I am tendering my Eligible Options for restricted shares or restricted share units and I am subject to the tax laws of the United States, the United Kingdom or Mexico and I choose to satisfy my applicable tax or other withholding obligations by paying cash to my employer, how will I know the amount I owe?

You will be notified of the amount of your applicable tax or other withholding obligations. If you are a U.S. employee, you will need to remit the payment of your withholding obligations by the fourth business day after the restricted shares vest by check to Blockbuster Inc., Attn: Donna Godfrey, 961 East Main Street, Spartanburg, SC 29302. If you are an employee subject to the tax laws of the United Kingdom or Mexico, you will need to remit payment of your withholding obligations by the fourth business day after the restricted shares vest by the ninth day after the units vest to your local payroll representative. If your check for your withholding obligations has not been received by the applicable deadline, EquiServe will sell on your behalf the number of your vested restricted shares or the number of shares issued upon the vesting of your restricted share units, as applicable, having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you are subject in connection with the vesting of your restricted shares or restricted share units, as applicable. (Sections 13 and 14)

When does this Offer expire? Can this Offer be extended, and if so, how will I be notified if it is extended?

This Offer expires on December 10, 2004, at 5:00 p.m., Eastern Time (U.S.A.), unless we extend it. Although we do not currently intend to do so, we may, in our discretion, extend this Offer at any time. If this Offer is extended, we will provide appropriate notice of the extension no later than 9:00 a.m., Eastern Time (U.S.A.), on the next business day following the previously scheduled expiration of this Offer period. We currently intend to communicate any such extension to you by email and press release, but we reserve the right to use other permissible means of announcement. (Section 15)

How do I tender my options?

To participate in this Offer, you may elect to tender your Eligible Options (i) through the EquiServe exchange web site, (ii) by completing the election form that accompanies this Offer to Exchange, signing it, and faxing it to EquiServe at 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number) or (iii) by completing the election form that accompanies this Offer to Exchange, signing it, and mailing it to EquiServe. You will not be deemed to have made a valid tender unless, in your election form, (a) you elect to exchange your Eligible Options and (b) if you are tendering your Eligible Options for restricted shares or restricted share units and you are subject to the tax laws of the United States, the United Kingdom or Mexico, you (i) make an election to pay the applicable tax or other withholding obligations on your restricted shares or restricted share units by selling shares from your vested shares or by remitting a check to your local payroll representative and (ii) agree to and accept the terms of the Restricted Share Award Agreement or Restricted Share Unit Award Agreement for your country, as applicable. EquiServe must receive your election by 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004, or it will not be given effect. Election forms not received by the deadline, even if sent before the deadline, will not be valid and will be disregarded. Please allow time for delivery when sending your election form. You can call EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400 to confirm that your election has been received (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v).

If we extend this Offer beyond that time, you must deliver these documents before the extended expiration date of this Offer. We reserve the right to reject any or all tenders of options that we determine do not comply with the conditions of this Offer, that we determine are not in appropriate form, or that we determine are unlawful to accept, and we will make these determinations promptly upon the expiration of this Offer (which will be on December 10, 2004, at 5:00 p.m., Eastern Time (U.S.A.), unless we extend it). Otherwise, we intend to accept properly and timely tendered options that are not validly withdrawn. (Section 3)

During what period of time may I withdraw previously tendered options?

You may withdraw your tendered options at any time before 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004. If we extend this Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date of this Offer. You may withdraw your tendered options by completing a notice of withdrawal (a form of which is attached as an appendix to this Offer to Exchange), signing it, and (i) faxing it to EquiServe at 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number) or (ii) mailing it to EquiServe at the following address: EquiServe Trust Company, N.A., Attn: Mike Hillier, 525 Washington Blvd., Third Floor, Jersey City, NJ 07303. Your withdrawal will not be effective unless EquiServe receives your properly signed and dated notice of withdrawal before your right to withdraw your tendered options expires. You can call EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400 to confirm that your notice of withdrawal has been received (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v). If you wish to withdraw your tendered options, you must withdraw all, and not just a portion of, your tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described in this Offer. (Section 4)

What risks should I consider in deciding whether to exchange my Eligible Options?

Tendering your options for exchange does have some risks, particularly the risks that:

•	the price of our class A common stock may increase and your restricted shares or restricted share units may end up being worth less than the options you exchange (in other words, if the price of our class A common stock increases to a price that exceeds the exercise price of the options you tendered, your greater number of options, if you had not tendered them, might have ended up being worth more than the lesser number of restricted shares or restricted share units you receive);

•	even if the options you tender were vested, you would forfeit some or all of the restricted shares or restricted share units received in exchange for such options if you cease employment with us or our subsidiaries before your restricted shares or restricted share units vest;

•	you may not be able to take advantage of increases in the price of our class A common stock because you cannot sell your restricted shares or restricted share units until they vest, even if the options you tender were vested or would have vested sooner than the restricted shares or restricted share units vest. In addition, you may be further limited to selling your restricted shares or restricted share units during certain trading windows established by Blockbuster’s trading window policy; and

•	the price of class A common stock may decrease and you may receive an amount from the sale of shares of our class A common stock that is less than the market value of the shares at the time of the exchange, or that is less than your tax liability.

In deciding whether to participate in this Offer, you should consider these risks, as well as the various risks that are a part of our business. Such risks are described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. You should talk to your personal advisors regarding these and other risks. See “Risks of Participating in this Offer.” In addition, you should carefully review the information about us in Section 9 and Section 17 of this Offer to Exchange, which information includes a description of our consolidated business, certain financial information and an explanation of where you can find additional information about Blockbuster.

What happens if Blockbuster’s stock price goes up during this Offer?

If our stock price goes up significantly during this Offer, you may decide that you do not want to participate in this Offer. If the current price of our stock increases above the exercise price of some or all of your options, you may also want to exercise some of your vested options. If you want to exercise any of your vested Eligible Options, you can do so before you send us your election form. Once you have sent your election form, you will not be able to exercise your vested tendered options unless you first withdraw them from this Offer according to the procedures in Section 4 of this Offer to Exchange.

Under what circumstances would Blockbuster not accept my Eligible Options?

We reserve the right to reject any or all tenders of options that we determine were not properly tendered, are not in appropriate form or are unlawful to accept. Otherwise, subject to the conditions of this Offer set forth in Section 6 of this Offer to Exchange and to our rights to extend, delay, terminate and amend this Offer, we currently expect that we will accept all properly tendered options that are not validly withdrawn promptly after the expiration of this Offer. Any options that we do not accept for exchange and cancellation will remain outstanding and you will continue to hold them in accordance with their terms. (Section 3)

What happens to my Eligible Options if I do not accept this Offer?

If you do not accept this Offer, you will keep all of your Eligible Options and you will not receive any restricted shares, restricted share units or any cash payment. The Eligible Options will retain their current exercise prices, vesting schedules and other terms until you exercise them or they expire by their terms.

Do I have to return an election form or any other document if I do not want to exchange my options?

No. You do not have to return any documents to us if you do not wish to exchange your options in this Offer.

Will the restricted shares or restricted share units ever expire?

Restricted shares and restricted share units do not need to be “exercised.” Accordingly, unlike options, the restricted shares and restricted share units do not expire. As a result, you will hold the restricted shares or restricted share units outright, and, upon vesting of the shares or units, you will be free to transfer or sell your shares as you desire, subject to (i) applicable securities laws, (ii) our securities trading policies with respect to transfers or sales of Blockbuster securities and (iii) payment of applicable tax or other withholding obligations and applicable commissions. (Section 8)

Am I subject to insider trading laws with respect to the sale of vested shares or shares issued upon the vesting of restricted share units?

Yes. As with any sale of Blockbuster securities, you are subject to insider trading laws. If you are an insider, you must follow standard pre-clearance procedures prior to the sale of any vested shares or shares issued upon the vesting of restricted share units, including sales of shares to satisfy applicable tax or other withholding obligations.

What does Blockbuster think of this Offer?

Although the Senior Executive Compensation Committee of our board of directors has approved this Offer, neither we nor the Senior Executive Compensation Committee of our board of directors makes any recommendation as to whether you should tender or refrain from tendering your options. You must make your own decision whether to tender your options. (Section 2)

To whom can I talk if I have questions?

If you have any questions about your stock option account, would like additional copies of this Offer to Exchange or the related personalized statement and election form or need additional assistance, please contact EquiServe by phone at 1-800-726-7438 or 1-201-222-4400 (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v) or by email to seso@equiserve.com.

RISKS OF PARTICIPATING IN THIS OFFER

Participation in this Offer involves a number of potential risks. You should carefully consider these risks and are urged to speak to your personal investment, legal and tax advisors as necessary before deciding whether or not to participate in this Offer.

If you elect to participate in this Offer, and you receive restricted shares or restricted share units, the number of shares and/or units you receive in exchange for your tendered options will be less than the number of shares you would receive upon exercise of those options.

The exchange ratio in this Offer is not one-to-one. The number of shares of stock and/or units to be issued to you in exchange for cancellation of your tendered options will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, Blockbuster will grant you 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, Blockbuster will grant you 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, Blockbuster will grant you 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable to you upon exercise of the tendered options.

If our stock price increases after the date that your tendered options are cancelled, the restricted shares, restricted share units or cash payment that you receive in this Offer may be worth less than the options you exchange.

It is possible that, over time, the options you currently hold would have a greater value than any restricted shares, restricted share units or cash payment that you may receive in this Offer. In other words, if you tender your Eligible Options for exchange and cancellation and the price of our class A common stock increases above the exercise price of your Eligible Options during the term of such options, the value of the lesser number of restricted shares, restricted share units or cash payment that you receive in exchange for your greater number of tendered options may be less than the value of the class A common stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the restricted shares, restricted share units or cash payment that you receive in this Offer will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the restricted shares or restricted share units at the time they vest will be higher than or equal to the value of the restricted shares or restricted share units at the time you receive your award.

You will forfeit unvested restricted shares or restricted share units upon termination of your employment.

If your employment with us or our subsidiaries terminates before the restricted shares or restricted share units you receive in exchange for your tendered options have vested, you will immediately forfeit all such restricted shares or restricted share units that have not then vested. This is the case even if (i) the options you tendered were vested or would have vested sooner than the restricted shares or restricted share units vest or (ii) you would have been entitled to exercise your tendered options subsequent to the termination of your employment. In the event your restricted shares or restricted share units are forfeited, you would not be entitled to get your cancelled options back or receive payment or any other consideration for your cancelled options.

Transfer restrictions applicable to your restricted shares or restricted share units may prevent you from taking advantage of increases in our stock price.

Restricted shares or restricted share units that you receive in exchange for your tendered options may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until they vest. As a result, if the market price for our class A common stock increases before your restricted shares or restricted share units vest, you will not be able to sell such unvested shares or benefit from the market price increase, even if the options you tender were vested or would have vested sooner than the restricted shares or restricted share units vest.

If our stock price decreases, you may receive an amount from the sale of shares of our class A common stock that is less than the market value of the shares at the time of the exchange, or that is less than your tax liability.

In most jurisdictions, including the United States, the amount of ordinary income that you recognize in connection with this Offer will equal the fair market value of any restricted shares or restricted share units on the date such shares or units vest. If the trading price of our class A common stock decreases after the date of issuance and your shares, or the shares issued to you in settlement of your units, are subsequently sold, you may receive an amount from the sale of the shares of our class A common stock that is less than your tax liability.

These risks and the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, highlight the material risks of participating in this Offer and of holding our class A common stock. You should carefully consider these risks and are encouraged to speak with an investment, tax or legal advisor as necessary before deciding to participate in this Offer. In addition, we strongly urge you to read the rest of this Offer to Exchange, the personalized statement and election form, our entire Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our entire Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 before deciding whether to participate in this Offer.

THIS OFFER

1. Eligible Participants; Number of Restricted Shares or Restricted Share Units; Amount of Cash Payment; Expiration Date.

Upon the terms and subject to the conditions of this Offer, we will exchange restricted shares or restricted share units to be issued under the 1999 Plan and/or under the 2004 Plan or, in some cases, cash, for all Eligible Options that are properly tendered and not validly withdrawn in accordance with Section 4 before the “Expiration Date,” as defined below. “Eligible Options” are any and all of the unexercised stock options (whether vested or unvested) that are outstanding under the 1999 Plan, and, as of the commencement date of this Offer and through the Expiration Date, are held by eligible participants.

Eligible Participants. All employees, including executive officers, of Blockbuster or any of its subsidiaries in the participating countries as of November 9, 2004 (the commencement date of this Offer) who continue to be employees through the date we accept their tendered options for exchange and cancellation are eligible to participate in this Offer. If you are receiving severance or other similar payments from Blockbuster or any of its subsidiaries, but are not currently employed by Blockbuster or any of its subsidiaries, you are not eligible to participate in this Offer. Members of our board of directors who are not also employees of Blockbuster or any of its subsidiaries are not eligible to participate in this Offer.

If you are currently an employee in a participating country on personal leave of absence or a medical, maternity, workers’ compensation, military or other statutorily protected leave of absence, you are eligible to participate in this Offer. If you resign your employment with, or if your employment is terminated for any reason by, Blockbuster or any of its subsidiaries at any time before we accept your tendered options for exchange and cancellation (and if you are not moving to another position with Blockbuster or any of its subsidiaries), you are not eligible to participate in this Offer, subject to applicable laws. In this case, we will return any Eligible Options that you tendered to you and they will be treated as if they had not been tendered and you will not receive any restricted shares, restricted share units or cash for your options. The options will remain outstanding in accordance with their terms, subject to the termination provisions contained in your applicable stock option agreement(s) with us.

These rules apply regardless of the reason your employment terminates, including voluntary or involuntary termination, death or disability, subject to applicable laws.

Participating Countries. The participating countries are Argentina, Australia, Canada, Chile, Denmark, Ireland, Italy, Mexico, Spain, Taiwan, the United Kingdom, the United States and Uruguay.

Number of Restricted Shares or Restricted Share Units; Amount of Cash Payment. If you elect to participate in this Offer, you will receive the following consideration in exchange for your options:

(1)	You will receive restricted shares if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United States, or you reside in the United Kingdom, Canada, Ireland or Mexico but are subject to U.S. federal income taxation.

(2)	You will receive restricted share units if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United Kingdom, Canada, Ireland or Mexico but are not subject to U.S. federal income taxation.

The number of restricted shares or restricted share units to be granted to you under scenarios (1) and (2) above in exchange for cancellation of the options that you tender will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable to you upon exercise of the tendered options.

(3)	If you (i) hold outstanding options to purchase fewer than 400 shares of Blockbuster class A common stock or (ii) reside in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, you will receive a cash payment. The amount of cash you will receive will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, you will receive $2.90 for each such option tendered.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, you will receive $2.30 for each such option tendered.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, you will receive $2.08 for each such option tendered.

We will not issue any fractional restricted shares or any fractional restricted share units in connection with this Offer. If, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to less than 0.5 of a share or 0.5 of a unit, as applicable, then we will round down to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. On the other hand, if, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to or more than 0.5 of a share or 0.5 of a unit, as applicable, then we will round up to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. All restricted shares or restricted share units issued in connection with this Offer will be issued under the 1999 Plan or under the 2004 Plan.

Any restricted shares or restricted share units granted to you will be subject to a Restricted Share Award Agreement or Restricted Share Unit Award Agreement (forms of which are attached as appendices to this Offer to Exchange), as applicable, between Blockbuster and you. If you receive restricted shares or restricted share units in this Offer, and you are subject to the tax laws of the United States, the United Kingdom or Mexico, you must elect on your election form either (a) to instruct EquiServe to sell on your behalf the number of your vested restricted shares or the number of shares issued upon the vesting of your restricted share units, as applicable, having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted shares or restricted share units, as applicable, or (b) to provide us with a cash payment equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted shares or restricted share units, as applicable. If you receive a cash payment in this Offer, we will withhold all applicable tax or other withholding obligations from the cash payment you receive. Tax consequences may be different for you depending on your jurisdiction. We recommend that you consult with your personal tax advisor to determine the tax consequences of electing to participate in this Offer.

Expiration Date. The term “Expiration Date” means 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004 unless and until we, in our discretion, have extended the period of time during which this Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 15 for a description of our rights to extend, delay, terminate and amend this Offer and Section 6 for a description of conditions to this Offer.

2. Purpose of this Offer.

Most of our outstanding options, whether or not currently exercisable, have exercise prices that are higher than the current market price of our class A common stock. We are concerned that the purposes of our current equity compensation program are therefore not being achieved and that our outstanding stock options are not creating a meaningful long-term performance incentive for our employees. Therefore, our goal is to provide an equity compensation vehicle that restores the retentive and motivational value previously provided by our outstanding options.

We believe that restricted shares and restricted share units generally will provide more retentive and motivational value at this stage of our Company’s development. A stock option with an exercise price above the market value of the underlying stock is typically not exercised because the holder could purchase shares on the open market for less. However, a vested restricted share or a share received upon vesting of a restricted share unit has a value equal to the current stock price. In addition, upon vesting of a holder’s restricted share or restricted share unit, unlike with respect to an option, the holder does not have to pay a purchase price to gain full stockholder rights. Furthermore, recipients of restricted shares in this Offer will immediately have dividend and voting rights with respect to their restricted shares unless and until such shares are forfeited. Based on the foregoing factors, we believe that restricted shares and restricted share units will instill a greater sense of ownership in our company than stock options at this stage of the Company’s development, and that this sense of ownership will provide better incentives to maximize stockholder value.

For those employees holding fewer than 400 options or residing in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, we believe that cash payments are consistent with our compensatory goals. At the same time, this exchange will lessen the administrative burdens relating to our employees who hold relatively few outstanding options, or who live in certain foreign jurisdictions with burdensome tax laws.

Except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC, we currently have no plans or proposals that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation involving us or any of our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend policy or in our indebtedness or capitalization;

(d) any change in our present board of directors or management, other than the anticipated addition of new directors to replace some or all of the officers and directors of Viacom Inc. that resigned from the Blockbuster Inc. board of directors effective October 16, 2004;

(e) any material changes in our corporate structure or business;

(f) any class of our equity securities being de-listed from a national securities exchange;

(g) any class of our equity securities becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

(h) the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended;

(i) the acquisition by any person of our securities or the disposition by any person of any of our securities, other than in connection with this Offer; or

(j) any change in our certificate of incorporation or bylaws or any actions which may impede the acquisition of control of us.

NEITHER WE NOR THE SENIOR EXECUTIVE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER TO EXCHANGE AND TO CONSULT YOUR OWN INVESTMENT, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS FOR EXCHANGE, TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES.

3. Procedures for Tendering Options.

If you wish to tender your Eligible Options for exchange, your properly completed election form must be RECEIVED by EquiServe Trust Company, N.A. (which we refer to as “EquiServe”), the exchange agent for this Offer, by 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004 (or such later time and date if we extend this Offer). Your election must be made in one of the following three ways:

•	Election by Internet – Use the internet to make your election 24 hours a day, 7 days a week prior to the Expiration Date. Have your election form in hand when you access the EquiServe exchange web site. You will be prompted to enter your Control Number, which appears on your election form, and social security number or global I.D. number. Then follow the simple instructions provided to you on the EquiServ exchange web site to make an electronic election. The website you will use to make your election will depend on the type of consideration you are to receive in exchange for your options:

•	Restricted Shares – http://www.eproxyvote.com/bbi-stock

•	Restricted Share Units – http://www.eproxyvote.com/bbi-ukmexico (if you are subject to the tax laws of the United Kingdom or Mexico) or http://www.eproxyvote.com/bbi-units (if you are subject to the tax laws of Canada or Ireland)

•	Cash – http://www.eproxyvote.com/bbi-cash

•	Election By Fax – 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number)

Properly complete and sign your election form as your name appears on your election form, date and fax your election form to EquiServe to the fax number indicated above.

•	Election By Mail – Properly complete and sign your election form as your name appears on your election form, date and mail your election form to EquiServe at the address indicated below.

Blockbuster Inc.

c/o EquiServe Trust Company, N.A.

Post Office Box 8278

Edison, New Jersey 08818-9209

WE STRONGLY ENCOURAGE YOU TO MAKE YOUR ELECTION THROUGH THE INTERNET. This eliminates the need to deliver your written election form to EquiServe. If you are not able to access the EquiServe exchange web site or choose not to use the internet to make your election, you may transmit your election form by fax or mail, in which case we recommend that you allow ample time for delivery. Please keep a copy of all documents. EquiServe will not be responsible for any lost faxes or mail. The method of delivery of election forms is at the election and risk of the tendering option holder. Election forms not received by the deadline, even if sent before the deadline, will not be valid and will be disregarded.

Regardless of how you make your election to tender your Eligible Options, you can confirm that your election has been received by calling EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400 (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v).

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to Eligible Options or to be issued as restricted shares or restricted share units. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine do not comply with the conditions of this Offer, that we determine are not in appropriate form or that we determine are unlawful to accept, and we will make these determinations promptly upon expiration of this Offer (which will be on December 10, 2004, at 5:00 p.m., Eastern Time (U.S.A.), unless we extend it). We also reserve the right to waive any or all of the conditions of this Offer. We further reserve the right to waive any defect or irregularity in any election form, notice of withdrawal or tender with respect to any particular option or any particular option holder. If we waive a condition of this Offer as to one particular option holder, we will waive that condition for all option holders. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

Our Acceptance Constitutes an Agreement. Your tender of Eligible Options pursuant to the procedures described above and in the election form will constitute your acceptance of the terms and conditions of this Offer. Our acceptance of Eligible Options that you tender for exchange and cancellation pursuant to this Offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of this Offer.

Your award of restricted shares or restricted share units will be subject to a Restricted Share Award Agreement or Restricted Share Unit Award Agreement (forms of which are attached as appendices to this Offer to Exchange), as applicable, between Blockbuster and you. If, and at the time, you elect to tender your Eligible Options, you must also agree to and accept the terms of the Restricted Share Award Agreement or Restricted Share Unit Award Agreement for your country, as applicable. If you do not accept the terms of the Restricted Share Award Agreement or Restricted Share Unit Award Agreement for your country, as applicable, you will not be deemed to have made a valid tender of your Eligible Options.

4. Withdrawal Rights.

You may only withdraw your tendered options in accordance with the provisions of this Section 4. You may withdraw your tendered options at any time before 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004. If we extend this Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of this Offer. In addition, if we have not accepted your tendered options for exchange by 5:00 p.m., Eastern Time (U.S.A.), on December 10, 2004, you may withdraw your tendered options at any time after December 10, 2004, until they are accepted and cancelled.

At any time you still have the right to do so, you may withdraw your tendered options by completing a notice of withdrawal (a form of which is attached as an appendix to this Offer to Exchange), signing it, and (i) faxing it to EquiServe at 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number) or (ii) mailing it to EquiServe at the address indicated below.

EquiServe Trust Company, N.A.

Attn: Mike Hillier

525 Washington Blvd.

Third Floor

Jersey City, NJ 07303

Your withdrawal will not be effective unless EquiServe receives your properly signed and dated notice of withdrawal before your right to withdraw your tendered options expires. You can call EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400 (for information on international access codes, see “International Access Codes for Dialing Long Distance” on page v) to confirm that your notice of withdrawal has been received. The method of delivery of a notice of withdrawal is at the election and risk of the withdrawing option holder.

If you want to withdraw options that you previously tendered, you must withdraw all of your tendered options. This includes any options you tendered that had been transferred by you in an estate planning transfer. Accordingly, if your tender included Eligible Options that had been transferred in an estate planning transfer and you decide to withdraw your tendered options, you will be required to represent to us that you have the full authority to withdraw those tendered options. It is your responsibility to obtain full authority from the family member or trust to which the Eligible Options were transferred before electing to withdraw your tendered options.

You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of this Offer, unless you properly re-tender those options before the Expiration Date by following the procedures described in Section 3 above.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

5. Acceptance of Options for Exchange and Issuance of Restricted Shares, Restricted Share Units and Cash.

If you accept this Offer with respect to any Eligible Option, you must exchange all of your Eligible Options. You may not exchange only a portion of your Eligible Options. However, you are not required to exchange any of your Eligible Options.

On the terms and subject to the conditions of this Offer, and subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept for exchange and cancel all properly tendered Eligible Options that are not validly withdrawn before the expiration date. Subject to our right to delay the acceptance and cancellation of Eligible Options tendered for exchange, we expect to accept such properly tendered Eligible Options that are not withdrawn promptly. If we do not accept options that you tender for exchange, you will not receive any restricted shares, restricted share units or cash payment. You will continue to hold your options in accordance with their terms.

The scheduled expiration date of this Offer is December 10, 2004, and we will accept and cancel all properly tendered options on that date, unless we extend this Offer. We will give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by email, press release or other permitted means.

Your award of restricted shares or restricted share units will be held by EquiServe, our transfer agent, and you will not receive a stock certificate for the restricted shares or restricted share units. As the forfeiture and transfer restrictions lapse, and assuming you have satisfied all applicable tax or other withholding obligations associated with the vesting of your restricted shares or restricted share units, the vested shares will be deposited in your account at EquiServe. A certificate will be issued to you, or your shares will be transferred to a requested brokerage account, only upon your specific written request.

We expect to deliver cash payments promptly following the expiration date of this Offer. If you receive a cash payment in this Offer, we will withhold all applicable tax or other withholding obligations from the cash payment you receive.

If you receive restricted shares or restricted share units in this Offer, and you are subject to the tax laws of the United States, the United Kingdom or Mexico, you must elect on your election form either (a) to instruct

EquiServe to sell on your behalf the number of your vested restricted shares or the number of shares issued upon the vesting of your restricted share units, as applicable, having a market value, net of sales commissions, equal to the withholding and other applicable tax or other withholding obligations to which you become subject in connection with the vesting of your award, or (b) to provide us with a cash payment equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your award. If you receive a cash payment in this Offer, we will withhold all applicable tax or other withholding obligations from the cash payment you receive. Tax consequences may be different for you depending on your jurisdiction. We recommend that you consult with your personal tax advisor to determine the tax consequences of electing to participate in this Offer.

6. Conditions of this Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options tendered to us, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options tendered to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act (which rule requires that we either issue restricted shares, restricted share units or make a cash payment, or return the tendered options promptly after termination or withdrawal of this Offer), if at any time on or after November 9, 2004 and prior to the Expiration Date any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, including any act or omission by us, the occurrence of such event or events makes it inadvisable to proceed with this Offer or with such acceptance and cancellation of Eligible Options tendered for exchange:

(a) there will have been threatened or instituted or be pending any action or proceeding by any government agency, authority or tribunal or any other person, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the tendered options pursuant to this Offer, the issuance of restricted shares, restricted share units, the payment of cash, or otherwise relates in any manner to this Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiaries or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of this Offer to us, which benefits include providing an effective means to retain, compensate, and provide incentives to our employees;

(b) there will have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, enacted, amended or deemed to be applicable to this Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(1)	make the acceptance for exchange of, or issuance of restricted shares, restricted share units or the payment of cash for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of this Offer;

(2)	delay or restrict our ability, or render us unable, to accept for exchange, or issue restricted shares, restricted share units or pay cash for, some or all of the tendered options;

(3)	materially impair the benefits we hope to receive as a result of this Offer, which benefits include providing an effective means to retain, compensate, and provide incentives to our employees; or

(4)	materially and adversely affect our business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of this Offer to us, which benefits include providing an effective means to retain, compensate, and provide incentives to our employees;

(c) there shall have occurred:

(1)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(2)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(3)	the commencement of a war, armed hostilities, or other international or national crisis directly or indirectly affecting the United States;

(4)	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

(5)	any increase or decrease of 30% or more in the market price of the shares of our class A common stock after the close of business on November 9, 2004, or any change in the general, political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of us or our subsidiaries or on the trading of our class A common stock or our class B common stock, par value $0.01 per share, or on the contemplated benefits of this Offer, which benefits include providing an effective means to retain, compensate, and provide incentives to our employees;

(6)	any change in the general political, market, economic or financial conditions in the United States or abroad that, in our reasonable judgment, makes it inadvisable to proceed with this Offer;

(7)	in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

(8)	any decline in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index by an amount in excess of 10% measured during any time period after the close of business on the date of this Offer to Exchange;

(d) a tender or exchange offer with respect to some or all of our class A common stock or our class B common stock, or a merger or acquisition proposal involving us, shall have been proposed, announced, or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(1)	any person, entity, or “group”, within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the voting power of our outstanding common stock, other than any such person, entity, or group that has filed a Schedule 13D or Schedule 13G with the SEC before the date of this Offer to Exchange;

(2)	any such person, entity, or group that has filed a Schedule 13D or Schedule 13G with the SEC before the date of this Offer to Exchange shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the voting power of our outstanding common stock; or

(3)	any person, entity, or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

(e) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects, or stock ownership of us or our subsidiaries that, in our reasonable judgment, is materially adverse to us or our subsidiaries or that, in our reasonable judgment, materially impairs the contemplated benefits of this Offer to us, which benefits include providing an effective means to retain, compensate, and provide incentives to our employees; or

(f) there will have occurred any change, development, clarification or position taken in the generally accepted accounting principles or interpretations thereof which could or would materially and adversely affect the manner in which we are required for financial accounting purposes to account for this Offer, the restricted shares or the restricted share units.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to this Offer. Once we waive a condition, we will not reassert that waived condition. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7. Price Range of Class A Common Stock.

There is no established trading market for stock options granted under the 1999 Plan.

Our class A common stock is traded on the New York Stock Exchange under the symbol “BBI.” The following table shows, for the periods indicated, the high and low sales prices per share of our class A common stock as reported by the New York Stock Exchange.

Quarter Ended	High	Low
Fiscal Year 2002
First Quarter	$25.20	$17.39
Second Quarter	$30.25	$21.90
Third Quarter	$26.81	$17.25
Fourth Quarter	$26.80	$11.80
Fiscal Year 2003
First Quarter	$17.95	$12.21
Second Quarter	$18.60	$14.50
Third Quarter	$23.07	$15.70
Fourth Quarter	$22.92	$16.74
Fiscal Year 2004
First Quarter	$21.11	$15.60
Second Quarter	$17.58	$14.61
Third Quarter	$15.12	$7.24
Fourth Quarter (through October 27, 2004)	$8.28	$6.50

On October 27, 2004, the last reported sale price during regular trading hours of our class A common stock, as reported by the New York Stock Exchange, was $6.81.

On August 25, 2004, shares of our class A common stock began trading ex-dividend reflecting the special distribution of $5.00 per share that was paid to our stockholders on September 3, 2004, in connection with our split-off from Viacom Inc. (“Viacom”). On September 8, 2004, Viacom commenced an offer to exchange shares of our class A common stock and class B common stock that Viacom and its subsidiaries then owned for shares of Viacom class A common stock and class B common stock owned by Viacom’s stockholders. The exchange offer, which expired on October 5, 2004, was oversubscribed and resulted in the divestiture of Viacom’s controlling interest in us.

The trading price of our class A common stock has fluctuated widely in the past, and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and these fluctuations have often been unrelated or disproportionate to the operating performance of these companies. We recommend that you obtain current market quotations for our class A common stock before deciding whether to tender your options.

8. Source and Amount of Consideration; Terms of Restricted Shares and Restricted Share Units.

Consideration. If you elect to participate in this Offer, you will receive the following consideration in exchange for your options:

(1)	You will receive restricted shares if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United States, or you reside in the United Kingdom, Canada, Ireland or Mexico but are subject to U.S. federal income taxation.

(2)	You will receive restricted share units if you (i) hold outstanding options to purchase 400 or more shares of Blockbuster class A common stock and (ii) reside in the United Kingdom, Canada, Ireland or Mexico but are not subject to U.S. federal income taxation.

The number of restricted shares or restricted share units to be granted to you under scenarios (1) and (2) above in exchange for cancellation of the options that you tender will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.3 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 2.9 shares that would otherwise have been issuable to you upon exercise of the tendered options.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, Blockbuster will grant to you 1 restricted share or 1 restricted share unit for every 3.2 shares that would otherwise have been issuable to you upon exercise of the tendered options.

(3)	If you (i) hold outstanding options to purchase fewer than 400 shares of Blockbuster class A common stock or (ii) reside in any participating country other than the United States, the United Kingdom, Canada, Ireland or Mexico, you will receive a cash payment. The amount of cash you will receive will be determined as follows:

•	If the exercise price of the options you tender is less than or equal to $9.50 per share, you will receive $2.90 for each such option tendered.

•	If the exercise price of the options you tender is $9.51 or more per share but less than or equal to $12.50 per share, you will receive $2.30 for each such option tendered.

•	If the exercise price of the options you tender is $12.51 or more per share but less than or equal to $17.00 per share, you will receive $2.08 for each such option tendered.

Accompanying this Offer to Exchange is a personalized statement that details the terms of your options and that shows whether, if you decide to participate in the exchange, you will receive restricted shares, restricted share units or a cash payment.

We will not issue any fractional restricted shares or any fractional restricted share units in connection with this Offer. If, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to less than 0.5 of a share or 0.5 of a unit, as applicable, then we will round down to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. On the other hand, if, as a result of the exchange, your grant of restricted shares or restricted share units would otherwise include a fractional share or fractional unit equal to or more than 0.5 of a share or 0.5 of a unit, as applicable, then we will round up to the nearest whole restricted share or restricted share unit in determining the number of shares or units to be issued to you. All restricted shares or restricted share units issued in connection with this Offer will be issued under the 1999 Plan or under the 2004 Plan.

If all eligible participants properly tender their Eligible Options pursuant to this Offer and we accept for exchange and cancellation all such tendered options, approximately 7.7 million restricted shares would be issued, approximately 1.1 million restricted share units would be issued and approximately 1.1 million options would be cancelled in exchange for cash. Following the cancellation, the shares formerly issuable upon exercise of the cancelled options will be available for reissuance under the 1999 Plan either as restricted shares or in connection with restricted share units pursuant to this Offer or other awards as allowed under the 1999 Plan. The restricted shares and restricted share units to be issued in exchange for the tender of Eligible Options will be issued from the 1999 Plan or the 2004 Plan. The cash payments will be made from existing cash on hand.

Terms of Restricted Shares. The following description of the terms of the restricted shares is a summary and is not complete. The description is subject to, and qualified in its entirety by reference to, all provisions of the 1999 Plan and the 2004 Plan and any applicable Restricted Share Award Agreement. Complete information about the 1999 Plan, the 2004 Plan and the Restricted Share Award Agreement is included in the 1999 Plan, the 2004 Plan and the form of Restricted Share Award Agreement provided to you in the appendices of this Offer to Exchange. The 1999 Plan and the 2004 Plan have been filed as exhibits to our Schedule TO filed with the SEC on November 9, 2004, and the related prospectus for the plans is included in your packet with this Offer to Exchange.

To receive a copy of the 1999 Plan or the 2004 Plan, please contact us as follows: Corporate Human Resources Department, Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270 (telephone: (214) 854-3000). We will promptly furnish you with a copy of the 1999 Plan and/or the 2004 Plan at our expense.

The restricted shares will have dividend, voting, and all other stockholder rights, except that the restricted shares will be subject to a risk of forfeiture and transfer restrictions. The restricted shares will be subject to a Restricted Share Award Agreement (the form of which is attached in the appendices to this Offer to Exchange) between Blockbuster and you. At the time you elect to tender your Eligible Options, you must also agree to and accept the terms of the Restricted Share Award Agreement. If you do not accept the terms of the Restricted Share Award Agreement, you will not be deemed to have made a valid tender of your Eligible Options. As the transfer restrictions lapse, and assuming you have satisfied all applicable tax or other withholding obligations associated with the vesting of your restricted shares, the vested shares will be deposited in your account at EquiServe. A certificate will be issued to you, or your shares will be transferred to a requested brokerage account, only upon your specific written request.

A restricted share grant pursuant to this Offer is a grant of stock that is issued and registered in your name but is subject to forfeiture and restrictions on transfer until if and when it vests. If you receive restricted shares in this Offer in exchange for cancellation of tendered options, the restricted shares you receive will vest in three equal installments, with the first vesting to occur on December 20, 2004 (or, if this Offer is extended, then the first vesting date will be delayed by the number of days that this Offer is extended), and with the second and third vestings to occur on the first and second anniversaries of the first vesting date. Subject to the applicable terms of the 1999 Plan and the 2004 Plan, you will forfeit any restricted shares that have not vested at the time of termination of your employment.

Terms of Restricted Share Units. The following description of the terms of the restricted share units is a summary and is not complete. The description is subject to, and qualified in its entirety by reference to, all provisions of the 1999 Plan and the 2004 Plan and the applicable Restricted Share Unit Award Agreement. Complete information about the 1999 Plan, the 2004 Plan and the Restricted Share Unit Award Agreement is included in the 1999 Plan, the 2004 Plan and the form of Restricted Share Unit Award Agreement for your country provided to you in the appendices of this Offer to Exchange. The 1999 Plan and the 2004 Plan have been filed as exhibits to our Schedule TO filed with the SEC on November 9, 2004, and the related prospectus for the plans is included in your packet with this Offer to Exchange.

To receive a copy of the 1999 Plan or the 2004 Plan, please contact us as follows: Corporate Human Resources Department, Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270 (telephone: (214) 854-3000). We will promptly furnish you with a copy of the 1999 Plan and/or the 2004 Plan at our expense.

The restricted share units will be subject to a risk of forfeiture and transfer restrictions and will not entitle you to vote or receive dividends, notice of meetings or other materials provided to Blockbuster stockholders until the restricted share units vest and you receive shares of our class A common stock. When the restricted share units vest, you will receive the related shares of our class A common stock, at which time you will be entitled to voting and other rights associated with ownership of our common stock and may transfer or sell the shares, subject to (i) applicable securities laws, (ii) our securities trading policies with respect to transfers or sales of Blockbuster securities and (iii) payment of any applicable tax or other withholding obligations and applicable commissions. The restricted share units will be subject to a Restricted Share Unit Award Agreement (forms of which are attached as appendices to this Offer to Exchange) between Blockbuster and you. At the time you elect to tender your Eligible Options, you must also agree to and accept the terms of the Restricted Share Unit Award Agreement for your country. If you do not accept the terms of the Restricted Share Unit Award Agreement for your country, you will not be deemed to have made a valid tender of your Eligible Options As the transfer restrictions lapse, and assuming you have satisfied all applicable tax or other withholding obligations associated with the vesting of your restricted share units, the shares underlying your vested restricted share units will be deposited in your account at EquiServe. A certificate will be issued to you, or your shares will be transferred to a requested brokerage account, only upon your specific written request.

A restricted share unit grant pursuant to this Offer is a contractual right to receive a share of Blockbuster class A common stock if and when the grant vests. If you receive restricted share units in this Offer in exchange for cancellation of tendered options, the shares subject to such units will be issued to you in three equal installments, with the first issuance to occur effective as of December 20, 2004 (or, if this Offer is extended, then the first issuance date will be delayed by the number of days that this Offer is extended) and with the second and third issuances to occur effective as of the first and second anniversaries of the first issuance date. Subject to applicable terms of the 1999 Plan and the 2004 Plan, you will forfeit any restricted share units that have not vested at the time of termination of your employment.

Awards of restricted shares and restricted share units under the 1999 Plan and the 2004 Plan may be made to certain employees and consultants of us and our subsidiaries and members of our board of directors. As of October 27, 2004, 23,663,414 shares of our class A common stock were available for issuance under the 1999 Plan and under the 2004 Plan.

9. Information Concerning Blockbuster Inc.

General. We are a leading global provider of in-home rental and retail movie and game entertainment, with approximately 9,000 stores in the United States, its territories and 25 other countries. Our principal executive offices are located at 1201 Elm Street, Dallas, Texas, and our telephone number is (214) 854-3000.

Financial Information. The Tender Offer Statement on Schedule TO that we filed with the SEC in connection with this Offer incorporates certain financial information about us included in our annual report on Form 10-K for the fiscal year ended December 31, 2003 and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, each of which has been filed with the SEC. Please see Section 17 below for more information on how to obtain additional copies of these filings or our other SEC filings.

Our book value per share as of September 30, 2004 (determined by dividing total stockholders’ equity by the total number of shares of class A common stock and class B common stock outstanding as of September 30, 2004) was $6.01 per share.

10. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of October 27, 2004, our directors and executive officers as a group beneficially owned options to purchase a total of 10,299,737 shares of our class A common stock, which represented approximately 38.35% of the shares subject to all options outstanding as of that date. Of this number of options, 1,666,666 were granted to John F. Antioco on October 21, 2004, and are not eligible for exchange in this Offer. Members of our board of directors that are not also employees of Blockbuster are not eligible to participate in this Offer. The following executive officers have Eligible Options: John F. Antioco, Frank G. Paci, Michael K. Roemer, Nicholas P. Shepherd, Edward B. Stead, Christopher J. Wyatt and Larry J. Zine. Based on discussions with each of these individuals, we anticipate that each will exchange all of his Eligible Options pursuant to this Offer.

Neither we nor any of our directors or executive officers, nor any affiliates of us or our directors or executive officers, engaged in transactions involving options to purchase our class A common stock during the 60 days prior to this Offer.

Our executive officers beneficially owned the following Eligible Options as of October 27, 2004:

Name of Beneficial Owner	Number of Eligible Options Beneficially Owned
John F. Antioco	4,335,783
Frank G. Paci	287,652
Michael K. Roemer	568,202
Nicholas P. Shepherd	443,782
Edward B. Stead	1,039,901
Christopher J. Wyatt	488,161
Larry J. Zine	1,422,790

All Executive Officers as a group (7 persons)	8,586,271

11. Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

All tendered options that are accepted for exchange will be cancelled. Subject to any applicable laws or regulations, all shares subject to options that are accepted and cancelled will be available, after such cancellation, for re-grant or issuance under the 1999 Plan, and may fund part of the share reserve under the 1999 Plan necessary to issue the restricted shares or restricted share units that are part of this Offer.

We will take a non-cash compensation accounting charge for the restricted shares and restricted share units we issue in the exchange and a cash compensation charge for the options exchanged for cash. Under our current accounting policy, any options that are not tendered for exchange would be subject to variable accounting, which, depending on the trading value of the stock, could result in a non-cash compensation charge to earnings. Any accounting charges will be recognized over the vesting period of the restricted shares, restricted share units and the original vesting period of any remaining stock options. Because of recently proposed accounting rules which could change the way companies are required to recognize costs associated with stock based compensation, we are evaluating our alternatives and have not made a final determination as to our accounting policy. This final determination could impact the calculation and timing of the non-cash compensation charges.

We are currently estimating the total charge for this exchange to be between $60 million and $80 million, assuming this Offer is fully subscribed. However, the calculation of the actual non-cash compensation charge to be recorded and the timing of the recognition of the charge are dependent upon the number of options tendered for exchange.

For U.S. federal tax purposes, however, Blockbuster and its subsidiaries will generally get the benefit of a deduction equal to the amount of compensation income that is recognized by tendering employees, with respect to the cash payments, the restricted shares and the restricted share units.

12. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business and that might be adversely affected by our exchange of options, our grant of restricted shares or restricted share units and our payment of cash as contemplated by this Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our restricted shares or restricted share units or the payment of cash as contemplated herein. Should any such approval or other action be required, we contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept tendered options for exchange and cancellation and to issue restricted shares or restricted share units or to pay cash for tendered options is subject to conditions, including the conditions described in Section 6 above.

13. Material U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Options pursuant to this Offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of this Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Further, this discussion does not constitute tax advice and does not represent a formal opinion of Blockbuster or its counsel. We recommend that you consult your personal tax advisor with respect to the tax consequences of participating in this Offer.

General. If you receive a cash payment in exchange for your tendered options, you will recognize ordinary income in an amount equal to the value of the tendered options, on the date the cash payment is made. If you receive restricted shares in exchange for your options, there will be no immediate U.S. federal income tax consequences from receiving such restricted shares. You will, however, recognize ordinary income, in an amount equal to the fair market value of your vested restricted shares, on the date such restricted shares vest. As described below, you may make an election under Section 83(b) of the Internal Revenue Code to be taxed currently on the value of the restricted shares. If you do not make a Section 83(b) election, you will be required to recognize ordinary income in an amount equal to the fair market value of your vested restricted shares upon the vesting of such shares.

Section 83(b) Election. A Section 83(b) election requires you to recognize ordinary income in an amount equal to the fair market value of the restricted shares on the date they are granted and all future increases or decreases in value will be treated as capital gains or losses for income tax purposes. If you make a Section 83(b) election with respect to the restricted shares to which you are entitled in exchange for the Eligible Options you tender, you will be required to recognize ordinary income as of the date of the exchange of Eligible Options for restricted shares in an amount equal to the fair market value of such shares on such date (without any discount attributable to the vesting conditions or other transfer restrictions). At the time you recognize this ordinary income, there will be an obligation to withhold applicable income and payroll taxes with respect to such recognized income. This amount will be based upon the fair market value of the restricted shares on the date of grant. If you later forfeit the restricted shares, you will not be entitled to a refund of, or an offsetting deduction for, the taxes you paid. If you do not make a Section 83(b) election, you will recognize ordinary income with respect to your restricted shares when the shares vest in an amount equal to the fair market value of such vested restricted shares on the vesting date. If you choose to make a Section 83(b) election, you must file the election with the Internal Revenue Service in the manner required by Treasury Regulations under Section 83(b) of the Internal Revenue Code within 30 days of the exchange and provide a copy to us and to EquiServe at the address listed in Section 3 above. This 30-day period will run from the date that we accept your options for exchange.

Withholding Taxes. You will recognize ordinary income for income tax purposes when you receive the cash payment, upon the vesting of the restricted shares or upon the granting of the restricted shares if you make a Section 83(b) election. This income will be reflected on your year-end Form W-2 for the year in which the cash payment is made, the vesting of the restricted shares occurs or the Section 83(b) election with respect to the restricted shares is effective, as applicable. At the time you recognize such ordinary income, income and employment taxes will have to be withheld with respect to that income. If you receive restricted shares in this Offer, you must elect on your election form either (a) to instruct EquiServe to sell on your behalf the number of your vested restricted shares having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted shares or (b) to provide us with a cash payment equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted shares. If you receive a cash payment in this Offer, we will withhold all applicable tax withholdings from the cash payment you receive.

If you will receive restricted shares in this Offer and you elect option (b) above, you will need to remit payment of your withholding obligations by the fourth business day after the restricted shares vest by check to Blockbuster Inc., Attn: Donna Godfrey, 961 East Main Street, Spartanburg, SC 29302. If your check for your withholding obligations is not received by the deadline, EquiServe will sell on your behalf the number of your vested restricted shares having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you are subject. Payment of the withholding obligations is a condition to our delivering vested restricted shares to you.

Blockbuster Deduction. Blockbuster and its subsidiaries will generally be allowed a business expense deduction for the amount of any taxable income recognized by you at the time such income is recognized. Section 162(m) and 280G of the Internal Revenue Code, however, may limit the deduction that can be claimed by Blockbuster under certain circumstances.

Depending on your personal tax situation, the income tax withholding may be insufficient to cover your actual tax liability with respect to the restricted shares or cash payment that you receive in exchange for your tendered options. You will be responsible for paying any difference between the tax withholding and your final tax liability. We recommend that you consult your personal tax advisor with respect to the federal, state and local tax consequences of participating in this Offer. Additionally, if you choose not to exchange your Eligible Options, we also recommend that you consult with your personal tax advisor to determine the tax consequences applicable to the exercise of your Eligible Options and to the subsequent sale of the class A common stock purchased under those options.

Subsequent Sale of Restricted Shares. Upon a sale or other taxable disposition of vested restricted shares, you will recognize a taxable capital gain equal to the amount realized upon the sale or disposition of the shares less the fair market value of those shares at the time you recognized taxable income with respect to those shares. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. The gain or loss will be taxable as a long-term or short-term capital gain or loss, depending upon the holding period of the shares before disposition.

14. Material Non-U.S. Tax Consequences.

General. Appendix A attached to this Offer to Exchange provides general information regarding material non-U.S. tax consequences of the exchange of options pursuant to this Offer. These summaries are based on each jurisdiction’s current tax laws and regulations as of October 21, 2004, all of which are subject to change, possibly on a retroactive basis. These summaries do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor are they intended to be applicable in all respects to all categories of option holders.

These summaries of tax consequences are of a general nature only and are not intended to be, and should not be construed as, legal or tax advice to any particular participant. We recommend that you consult your own tax advisor with respect to the tax consequences of participating in this Offer. Participants are responsible for any tax liability that may be due from them, and neither Blockbuster nor a participant’s employing company accepts any responsibility if the tax treatment discussed in this Offer to Exchange does not apply in a particular participant’s circumstances.

Generally, these summaries do not address any net wealth or personal property taxes, or income tax that may be due in connection with any dividends paid with respect to shares, if any, received upon settlement of restricted share units.

Additionally, if you choose not to exchange all your Eligible Options, we also recommend that you consult with your own tax advisor to determine the tax consequences applicable to the exercise of the Eligible Options that you do not exchange and to the subsequent sale of the class A common stock purchased under those options.

If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax and social insurance laws apply to you and whether there are other tax consequences that may apply to you.

Withholding Election Relating to Restricted Share Units. If you receive restricted share units in this Offer and the tax laws of the United Kingdom or Mexico apply to you, you must elect on your election form either (a) to instruct EquiServe to sell on your behalf the number of shares you receive upon vesting having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you become subject in connection with the vesting of your restricted share units, or (b) to provide us with a cash payment equal to the applicable tax or other withholding obligations (which for purposes of this document and related materials include any social security contributions) to which you become subject in connection with the vesting of your restricted share units.

If you will receive restricted share units in this Offer and the tax laws of the United Kingdom or Mexico apply to you and you elect option (b) above, you will need to remit the payment of your withholding obligations by the ninth day after the units vest by check to your local payroll representative. If your check for your withholding obligations is not received by the deadline, EquiServe will sell on your behalf the number of shares you received upon vesting having a market value, net of sales commissions, equal to the applicable tax or other withholding obligations to which you are subject. Payment of the withholding obligations is a condition to our delivering shares to you upon vesting of restricted share units.

15. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time prior to the expiration of this Offer, and regardless of whether or not any event set forth in Section 6 above has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open and thereby delay the acceptance for exchange and cancellation of any options by giving oral or written notice of such extension to the option holders.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend this Offer and to postpone our acceptance and cancellation of any tendered options upon the occurrence of any of the conditions specified in Section 6 above, by giving oral or written notice of such termination or postponement to the option holders. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires us to pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

Subject to compliance with Rule 13e-4(f), we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 above has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by providing appropriate notice of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Time (U.S.A.), on the next business day after the last previously scheduled or announced Expiration Date. Any notice made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change, such as a press release.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of this Offer or information concerning this Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action:

(a) if we increase or decrease the amount of consideration offered for the options; or

(b) if we decrease the number of options eligible to be tendered in this Offer.

If this Offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 15, we will extend this Offer so that this Offer is open at least ten business days following the publication, sending or giving of notice.

16. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

17. Additional Information.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to this Offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO or the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:

(a) our annual report on Form 10-K for our fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

(b) our quarterly reports on Form 10-Q for our fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the SEC on May 7, 2004, August 9, 2004 and November 8, 2004, respectively;

(c) our current reports on Form 8-K filed with the SEC on July 8, 2004, August 18, 2004, August 20, 2004, September 30, 2004, October 8, 2004, October 18, 2004, October 22, 2004 and October 28, 2004;

(d) the description of our class A common stock included in our registration statement on Form 8-A (No. 001-15153), which was filed with the SEC on July 13, 1999, including any amendments or reports we file for the purpose of updating that description;

(e) our registration statement on Form S-8 (File No. 333-30612), filed with the SEC on February 17, 2000;

(f) our registration statements on Form S-8, filed with the SEC on November 8, 2004; and

(g) our registration statement on Form S-4 (File No. 333-116617), filed with the SEC on June 18, 2004, and the amendments thereto filed with the SEC on July 28, 2004, August 24, 2004 and September 8, 2004.

In addition, any documents that we filed with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this Offer to Exchange and prior to the expiration or termination of this Offer, shall be deemed incorporated by reference in this Offer to Exchange and to be a part hereof from the date of filing such documents.

Any statement contained in this Offer to Exchange or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Exchange to the extend that a statement contained herein or in any subsequently filed document filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act modified or supercedes such statement. Any statement so modified shall not be deemed to constitute a part of this Offer to Exchange, except as so modified or superseded. For the avoidance of doubt, information furnished pursuant to Item 9 or 12, or, as of or after August 23, 2004, Item 2.02 or 7.01 of any current report on Form 8-K shall not be deemed incorporated herein or otherwise to form a part hereof.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Our class A common stock trades on the New York Stock Exchange under the symbol “BBI.” Our class B common stock trades on the New York Stock Exchange under the symbol “BBI.B.”

We will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Benefits Department

Blockbuster Inc.

1201 Elm Street

Dallas, Texas 75270

(telephone: (214) 854-3000)

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Blockbuster Inc. should be read together with the information contained in the documents to which we have referred you.

18. Miscellaneous.

This Offer to Exchange, our SEC reports referred to above and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as, “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements relating to this exchange offer or that describe our strategies, initiatives, objectives, plans or goals are forward-looking statements. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved. The risk factors and matters discussed in the documents that we have filed with the SEC, including the “Disclosure Regarding Forward-Looking Information” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included in this Offer to Exchange, our SEC reports and the documents incorporated by reference into this document are only made as of the date of this Offer to Exchange, the respective SEC reports or the respective documents incorporated by reference herein, as applicable, and we do not have any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your options pursuant to this Offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations contained in this document or in the related personalized statement and election form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. You should rely only on the representations and information contained in this document, the related personalized statement and election form, the related Tender Offer Statement on Schedule TO or other materials to which we have referred you.

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF BLOCKBUSTER INC.

The directors and executive officers of Blockbuster Inc. and their positions and offices as of October 27, 2004, are set forth in the following table:

Name	Position and Offices Held
John F. Antioco	Chairman of the Board of Directors and Chief Executive Officer
Jackie M. Clegg	Director
Linda Griego	Director
John L. Meuthing	Director
Frank G. Paci	Executive Vice President, Finance, Strategic Planning and Development
Michael K. Roemer	Executive Vice President and Chief Operations Officer, North America Operations
Nicholas P. Shepherd	Executive Vice President, Chief Marketing and Merchandising Officer
Edward B. Stead	Executive Vice President, General Counsel and Executive Vice President Business Development
Christopher J. Wyatt	Executive Vice President and President, International
Larry J. Zine	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

The address of each director and executive officer is c/o Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270.

S-1

APPENDIX A

MATERIAL NON-U.S. TAX CONSEQUENCES

Argentina

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

The income resulting from a surrender of your Eligible Options for cash is subject to income tax and social security taxes. The full amount of the cash payment will be subject to requirements for withholding by your local employer for income tax and for social security taxes. Your employer will have the right to deduct such amount from the cash payment or your salary.

The cash you receive in the Offer may be subject to personal property tax. If the value of your assets exceeds the amount of Argentine Pesos 102,300 and you are domiciled in Argentina, you must include the value of such assets as of December 31 of each year in your Tax on Personal Assets tax return and pay the tax due.

Australia

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

The tax consequences of a disposal of Eligible Options for cash in the Offer will depend on whether you:

(i) previously elected to be taxed “upfront” in respect of your Eligible Options and, accordingly, included an amount equal to the tax market value of Eligible Options in your assessable income at the time the Eligible Options were acquired by you (that is, at the time of grant); or

(ii) made no election at the time of grant and deferred your tax payable in respect of the Eligible Options to a later date.

If you were taxed “upfront” on the Eligible Options pursuant to such an election and you dispose of your Eligible Options under the Offer, you should be assessed on any resulting capital gain. Broadly, your capital gain is calculated on the basis of the difference between the cash you receive in the Offer and the cost base for the Eligible Options. Your cast base will be equal to the tax market value of the options (calculated under the tax rules) at the time you acquired them. If you dispose of the Eligible Options more than 12 months from the time you acquired them, the capital gains tax discount may apply. In the absence of capital losses, where the capital gains tax discount applies you should only include 50% of your capital gain from the disposal of the Eligible Options in your assessable income.

If you were not taxed “upfront” on the Eligible Options (that is, you deferred your tax payable in respect of the Eligible Options), the cash you receive for Eligible Options under the Offer should be included in your assessable income for the year in which you receive the cash in the Offer.

Your employer is not required to report or withhold income or social taxes in respect of the cash payment. It is your responsibility to report this income to the taxing authorities and pay any applicable taxes.

Canada

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

If you exchange Eligible Options for restricted share units, you will be treated as having earned an employment benefit for the year of the exchange, which benefit will be equal to the fair market value of the restricted share units that you receive in exchange for your Eligible Options. This amount will be reported by your employer as an employment benefit on your T-4 information return, but your employer will not withhold taxes on this amount. The amount of such benefit may be reduced by 50%, provided certain statutory requirements are met. If you leave the company before any restricted share units vest, you will have paid tax on restricted share units for which you never received shares.

You will incur a taxable benefit when any restricted share units are settled and you receive shares. The amount of this benefit will be determined based on the market price of class A common stock at the time you receive the shares and must be reported as employment income by your local employer on your T-4, but your employer will not withhold taxes on this amount. Because you will have received your restricted share units in exchange for Eligible Options, your employer will have already reported income to you arising from the exchange; therefore, the income reported at settlement may be duplicative of previously-reported income. If Blockbuster or your employer in its discretion seeks and obtains further guidance from the taxing authorities, this reporting result may change. You may be able to reduce the benefit arising from settlement on which you must pay tax to reflect the prior income on which you pay or paid tax relating to the exchange of Eligible Options.

If you receive cash for surrender of your Eligible Options, the full amount of the cash will be subject to income tax. Your employing company will report, on your T-4 information return for that year, the amount as employment income. Your local employer will withhold tax from the cash payment or your salary. The amount of such benefit may be reduced by 50%, provided certain statutory requirements are met.

Upon a subsequent sale of shares you receive upon settlement of restricted share units, you will be required to include in income as a taxable capital gain an amount equal to 50% of the proceeds from disposition, less the adjusted cost base of the shares sold. The adjusted cost base of the shares must be determined in accordance with applicable tax laws.

Chile

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

Your surrender of your Eligible Options for cash is subject to income tax (Second Category Tax). Your employer will withhold the applicable amount from the cash payment or your salary, unless your employer determines that no withholding is required. If no withholding is required, your employer will notify you that you are responsible for paying the income tax, which would be due no later than the 12th of the month following the month in which the exchange for cash is made.

The full amount of the cash payment may be subject to withholding by your local employer for social security contributions.

Denmark

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices. This summary applies to stock options acquired1 after January 1, 2001; for options acquired prior to that date, specific rules may apply, and your income tax upon exchange of Eligible Options may be reduced or different from that described below if you previously have paid income tax on the Eligible Options.

Tax Considerations.

A surrender of your Eligible Options for cash is subject to income tax and social contributions. Personal income taxes will be assessed on the full amount of the cash at the participant’s marginal rate of tax. The cash amount will be subject to withholding tax as if normal salary was paid. The cash is also subject to social security contributions, which will be withheld by your employer. The social security contribution is tax deductible.

Italy

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

If you surrender your Eligible Options, the full amount of the cash you receive will be subject to income tax and to social security contributions. Your employing company will be responsible for making a withholding tax payment on account of the participant’s personal income tax and social security contributions with respect to the full cash amount and will have the right to deduct such amounts from the cash payment, which will be noted in the participant’s pay-slip. Your employing company will also be responsible for making the payment of its portion of social security contributions with respect to the full cash amount.

Mexico

General.

The information below is for general information purposes only and is based upon the federal tax laws of Mexico, (including the Mexican Income Tax Law and the Mexican Federal Tax Code) as in effect on the date of this document (including the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion and a Protocol thereto (the “Tax Treaty”) between the United States and Mexico entered into force on January 1, 1994).

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

You should not be subject to tax as a result of the cancellation of Eligible Options in exchange for restricted share units. On the vesting of the restricted share units, the market value of the shares at the time of vesting will be subject to income tax and applicable social security taxes. You will need to satisfy withholding requirements on these income and social security taxes. A condition of the grant of a restricted share unit under the Exchange Offer is

[1]	Danish tax law determines when options are “acquired.” If options are deemed “unconditional” for purposes of Danish tax law, “acquisition” occurs when the issuer grants the option. Options may be deemed to be “conditional” upon continued employment, with “acquisition” occurring upon expiration of the vesting period.

that you authorize the sale on your behalf of enough shares received upon vesting to cover this income tax and social security tax withholding, unless you elect to pay the withholding requirements in cash and deliver the payment within the timeframe required as a condition of the grant. If, subsequent to the date of this document, Blockbuster determines that withholding is not necessary, and you have already made an election regarding payment of the withholding, you will be notified of the procedural change. Regardless of whether your employer makes such tax withholding, you should include such income in your taxable income when filing your annual income tax return.

If you receive cash for surrender of your Eligible Options, the full amount of the cash will be subject to income tax and social security taxes, for which your employer will make withholdings from the cash payment.

Upon a subsequent sale of shares you receive upon vesting of restricted share units, you will be subject to income tax on the difference between the tax cost of the shares and the proceeds from disposition.

Republic of Ireland

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

You should not be subject to tax as a result of the cancellation of Eligible Options in exchange for restricted share units. This assumes that you can avail of a rollover provision set out in Section 128 of the Taxes Consolidation Act, 1997.

On the vesting of the restricted share units, you will be subject to income tax on the market value of the shares received. This amount will not be subject to withholding of income taxes by your employer; however, your employer will report this income to the taxing authorities and you will be responsible for paying any applicable taxes. Tax due must be paid to the Irish Collector General within 30 days from the date of vesting. You must pay tax at the higher rate of income tax (currently 42%) unless you are taxable at the standard rate only (currently 20%) and you obtain advance approval from the Revenue Commissioners to pay standard rate tax or your employer advises you otherwise.

If you receive cash for surrender of your Eligible Options, the full amount of the cash will be subject to income tax. This amount will not be subject to withholding of income taxes by your employer; however, your employer will report this income to the taxing authorities and you will be responsible for paying any applicable taxes. Tax due must be paid to the Irish Collector General within 30 days from the surrender of your Eligible Options. You must pay tax at the higher rate of income tax (currently 42%) unless you are taxable at the standard rate only (currently 20%) and you obtain advance approval from the Revenue Commissioners to pay standard rate tax or your employer advises you otherwise.

A subsequent sale of shares you receive upon vesting of restricted share units will be subject to capital gains taxation, calculated by deducting the market value of shares at date of vesting from the net consideration received on disposal. The first €1,270 of annual gains will be exempt from capital gains tax.

Spain

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

The cash you receive upon surrender of your Eligible Options will constitute labor income in cash subject to the Spanish Individual Income Tax (IIT) at the marginal rate applicable to such participant. The taxable income may benefit from a 40% reduction if the income (i) has been generated over a period of more than two years, and (ii) has not been obtained periodically or recurrently, in each case as determined under Spanish tax law. Personal advice should be obtained before attempting to take advantage of the 40% reduction.

Blockbuster’s local Spanish subsidiary will be responsible for making withholding on account of the employee’s IIT due and paying it to the Spanish Treasury. Such withholding can be used by you as a tax credit against your final IIT liability. Blockbuster’s local Spanish subsidiary will have deduct such amount from the cash amount or your cash salary.

Taiwan

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

The cash you receive upon surrender of your Eligible Options will likely be deemed other income to you and subject to income tax. Your employer will make a tax withholding, from the cash payment or your salary, with respect to the full amount of the cash, unless your employer determines that no withholding is required. Regardless of whether your employer makes such tax withholding, you should include such income in your taxable income when filing your annual income tax return.

United Kingdom

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

You will not be subject to tax as a result of the cancellation of Eligible Options in exchange for restricted share units. On the vesting of the restricted share units, you will be liable for income tax and for employee’s National Insurance Contributions (social security) on the market value of the shares at the time of vesting. Your employing company will have withholding obligations with respect to the income tax and social security payable by you. A condition of the grant of a restricted share unit under the Exchange Offer is that you authorize the sale on your behalf enough of the shares you receive upon vesting to cover this income tax and social security liability, unless you elect to pay the liability in cash and deliver the payment within the timeframe required as a condition of the grant.

If you receive cash for surrender of your Eligible Options, the full amount of the cash will be subject to income tax and employee social security payments, which will be deducted at source through the Pay As You Earn system.

Upon a subsequent sale of shares you receive upon vesting of restricted share units, you will be subject to capital gains tax on the difference between the sale proceeds and the amount subject to income tax on vesting of the restricted share units (subject to the application of the capital gains tax annual exemption).

Uruguay

General.

See Section 14 of the Offer to Exchange for important information about the scope of this discussion and for other important notices.

Tax Considerations.

As of the date of this Offer to Exchange, there is no personal income tax in Uruguay. Accordingly, under the laws of Uruguay there is no income tax for the participant upon the surrender of Eligible Options for cash. In addition, the cash payment will not subject to social security contributions.

APPENDIX B

FORM OF

RESTRICTED SHARE AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

This Restricted Share Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and the individual (the “Participant”) completing his or her respective Election Form (as defined below). The Company and the Participant agree as follows:

1. Grant of Restricted Shares. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, and in exchange for the Participant’s tender of all of his or her outstanding Stock Options pursuant to the Company’s Tender Offer commenced November 9, 2004 (the “Exchange Offer”), the Company hereby grants to the Participant an Award of Restricted Shares, the number of which is based on the Participant’s Personalized Statement prepared and delivered to the Participant in connection with the Exchange Offer, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. This Agreement and the Grant hereunder are subject to (a) the Participant’s valid tender of his or her Stock Options, including the Participant’s completion of a valid election form pursuant to the Exchange Offer (an “Election Form”), and (b) the Company’s acceptance for exchange and cancellation of the Participant’s Stock Options pursuant to the Exchange Offer. The Date of Grant of this Award is the date that both of the conditions set forth in the previous sentence are satisfied.

2. Interpretation. This Award and the Restricted Shares are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Shares are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Shares will vest, and the restrictions with respect to the Restricted Shares will lapse, in accordance with the following schedule:

Percentage of Shares Vesting	Vesting Date
33 1/3%	December 20, 2004
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006

provided that, if the Exchange Offer is extended beyond December 10, 2004, then the first vesting date listed above will be delayed by the number of days that the Exchange Offer is extended, and the next two vesting dates will occur on the first and second anniversaries of the first vesting date.

4. Rights and Restrictions Governing Restricted Shares. As of the Date of Grant, the appropriate number of Restricted Shares granted to a Participant shall be registered in the Participant’s name or otherwise credited to the Participant, but shall be held by the Company for the account of the Participant. The Participant shall have, with respect to his or her Restricted Shares, all rights of a stockholder as to such Restricted Shares (including, to the extent applicable, the right to vote and to receive dividends or other distributions made or paid with respect to such shares), subject to the following restrictions: (i) the Participant is not entitled to delivery of such Restricted Shares until such Restricted Shares have vested and the Participant’s Tax Obligations (as defined below) with respect to such vested shares have been satisfied; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such Restricted Shares have vested and any such purported sale, transfer, assignment, pledge or other encumbrance or disposition will be void and unenforceable against the Company or any Subsidiary; and (iii) all unvested Restricted Shares will be immediately forfeited upon a Participant’s termination of service with the Company or any Subsidiary for any reason, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability. Any dividends that are paid in shares or other distributions that are paid in shares shall be subject to the same restrictions as the Restricted Shares with respect to which such dividends or other distributions are made.

5. Delivery of Restricted Shares. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Shares will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. On the date on which Restricted Shares vest and upon satisfaction of all other applicable conditions set forth in the Plan and this Agreement, all restrictions contained in this Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. All vested Restricted Shares will be held by EquiServe Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), unless the Participant makes other arrangements with the Transfer Agent; provided, however, that the obligation of the Company to deliver the vested Restricted Shares shall be subject to (i) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the vested Restricted Shares is required under any federal, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the vested Restricted Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee; and (ii) the Participant’s satisfaction of any Tax Obligations as specified under Section 7 of this Agreement. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

6. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Shares will immediately and unconditionally vest, the restrictions with respect to such Restricted Shares will lapse and the Participant will be entitled to delivery of the vested Restricted Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7. Taxes.

a. In order to comply with all international, federal, state or local laws or regulations, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting of the Restricted Shares by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of vested Restricted Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 7(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting of Restricted Shares by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s vested Restricted Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

8. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Shares granted to the Participant hereunder, will terminate and such unvested Restricted Shares will be forfeited immediately upon the termination of the Participant’s service with the Company or any Subsidiary for any reason. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability.

9. Restriction on Transfer. The Restricted Shares and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan and the Election Form completed by the Participant in connection with the Exchange Offer, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. The Participant has acknowledged his or her agreement to be bound hereby in connection with the Participant’s tender of Stock Options in the Exchange Offer.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

APPENDIX C

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

FOR

THE UNITED KINGDOM

This Restricted Share Unit Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and the individual completing his or her respective Election Form (as defined below) with respect to the country set forth above (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Restricted Share Units. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, and in exchange for the Participant’s tender of all of his or her outstanding Stock Options pursuant to the Company’s Tender Offer commenced November 9, 2004 (the “Exchange Offer”), the Company hereby grants to the Participant an Award of Restricted Share Units, the number of which is based on the Participant’s Personalized Statement prepared and delivered to the Participant in connection with the Exchange Offer, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. This Agreement and the Grant hereunder are subject to (a) the Participant’s valid tender of his or her Stock Options, including the Participant’s completion of a valid election form pursuant to the Exchange Offer (an “Election Form”), and (b) the Company’s acceptance for exchange and cancellation of the Participant’s Stock Options pursuant to the Exchange Offer. The Date of Grant of this Award is the date that both of the conditions set forth in the previous sentence are satisfied.

2. Interpretation. This Award and the Restricted Share Units are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Share Units are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Share Units will vest, and the restrictions with respect to the Restricted Share Units will lapse, in accordance with the following schedule:

Percentage of Units Vesting	Vesting Date
33 1/3%	December 20, 2004
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006

provided that, if the Exchange Offer is extended beyond December 10, 2004, then the first vesting date listed above will be delayed by the number of days that the Exchange Offer is extended, and the next two vesting dates will occur on the first and second anniversaries of the first vesting date.

4. Settlement of Restricted Share Units. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Share Units will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. Upon each vesting date, the Participant will be entitled to delivery of one share of Common Stock for each Restricted Share Unit that vests on that date (the “Vested Shares”). As soon as reasonably practicable thereafter, the Company will register such Vested Shares in the Participant’s name or otherwise deliver such shares for the Participant’s account or benefit, subject to (a) the Participant’s satisfaction of any Tax Obligations (as defined below) and (b) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Vested Shares is required under any federal, provincial, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Vested Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. All Vested Shares will be held by Equiserve Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), on behalf of the Participant, unless the Participant makes other arrangements with the Transfer Agent. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

5. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Share Units will immediately and unconditionally vest, the restrictions with respect to such Restricted Share Units will lapse and the Participant will be entitled to delivery of the Vested Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6. Taxes.

a. In order to comply with all international, federal, provincial, state or local laws or regulations of the United States or other applicable jurisdictions, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations or social security contributions (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting or settlement of the Restricted Share Units, if any, by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of Vested Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 6(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting or settlement of Restricted Stock Units by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s Vested Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

7. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Share Units granted to the Participant hereunder, will terminate and such unvested Restricted Share Units will be forfeited immediately upon the termination of the Participant’s service with the Company or any Subsidiary for any reason. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability.

8. Restriction on Transfer. The Restricted Share Units and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until the Restricted Share Units vest and are registered in the Participant’s name or are otherwise delivered for the Participant’s account or benefit.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

No Participant has any right to compensation for any loss in relation to the Plan, including: (i) any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment of the employment relationship); (ii) any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; (iii) the operation, suspension, termination or amendment of the Plan.

Without prejudice to a Participant’s right to acquire Common Stock, subject to and in accordance with the express provisions of this Agreement, no Participant has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Award. Any and all discretions, decisions or omissions relating to the Award may operate to the disadvantage of the Participant, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Participant and his or her employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this Agreement.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan and the Election Form completed by the Participant in connection with the Exchange Offer, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. The Participant has acknowledged his or her agreement to be bound hereby in connection with the Participant’s tender of Stock Options in the Exchange Offer.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

24. Information About Your Personal Data.

As used in this Section 24, “you” means the Participant; and “Administration of the Award” means the administration of the Plan, this Agreement and the Restricted Share Units and the compliance with tax, financial reporting or other legal requirements relating to the Plan and this Award, which administration or compliance matters include without limitation making determinations regarding eligibility for grants of Restricted Share Units, effecting settlement of such units and maintaining technical support for applicable databases.

In connection with the Administration of the Award, (i) the Company and/or its applicable local subsidiary that employees you (“Local Subsidiary”) has or will ask you and others to provide your individual data, which may include, without limitation, data such as your name and surname, maiden name, initials, title, nationality, address(es), telephone number, date and place of birth, marital status, gender and other similar data (collectively, “Individual Data”) and (ii) the Company and/or your Local Subsidiary will maintain and process the Individual Data and information regarding their relationship with you, which may include, without limitation, information such as your hire date, employee identification number, office telephone number and email address, job title and function, department, business unit and location, expatriate status (if applicable), terms and conditions of employment, supervisors, salary, appraisals and other similar information (collectively, together with Individual Data, “Personal Data”).

To accomplish the Administration of the Award, your Personal Data will be processed and transferred to entities located in the United States, including, without limitation, the Company and the Transfer Agent. The United States has not been to determined to provide an adequate level of privacy protection as defined in Article 25 of the European Union’s Directive on Data Protection. However, the Company will, at all times, take the appropriate legal and technical measures to protect your Personal Data.

Authorization to access Personal Data will be limited within the Company and the Local Subsidiary to those departments, committees and individuals involved with the Administration of the Award, including departments located in geographic regions outside of the United States. Such departments may generally include Human Resources, Finance, Legal and IT.

The Company, your Local Subsidiary and other recipients have been made aware that your Personal Data is subject to EU data protection laws and, as it relates to the Restricted Share Units, may be processed and used only as described in this Section.

You have the right to request information on the collection, processing, and use of your Personal Data. If you wish to exert your rights to information, you may make a written request to the Company’s Human Resources Department located in Dallas, Texas, or the Human Resources Department for your Local Subsidiary. This request shall contain sufficient detail to describe the data with respect to which you request information. The applicable Human Resources Department will correct, and where appropriate delete and/or block any Personal Data from further processing, within a reasonable time period if you so request in writing, provided that such Personal Data has been proven to be factually inaccurate.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

APPENDIX D

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

FOR

CANADA

This Restricted Share Unit Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and the individual completing his or her respective Election Form (as defined below) with respect to the country set forth above (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Restricted Share Units. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, and in exchange for the Participant’s tender of all of his or her outstanding Stock Options pursuant to the Company’s Tender Offer commenced November 9, 2004 (the “Exchange Offer”), the Company hereby grants to the Participant an Award of Restricted Share Units, the number of which is based on the Participant’s Personalized Statement prepared and delivered to the Participant in connection with the Exchange Offer, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. This Agreement and the Grant hereunder are subject to (a) the Participant’s valid tender of his or her Stock Options, including the Participant’s completion of a valid election form pursuant to the Exchange Offer (an “Election Form”), and (b) the Company’s acceptance for exchange and cancellation of the Participant’s Stock Options pursuant to the Exchange Offer. The Date of Grant of this Award is the date that both of the conditions set forth in the previous sentence are satisfied.

2. Interpretation. This Award and the Restricted Share Units are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Share Units are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. The governing language of the Plan and this Agreement is English. Any translations of these two documents that are provided to the Participant are provided as convenient references only. In the event of any discrepancies between the original English versions of the Plan and this Agreement and the translated versions, the original English versions shall govern.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Share Units will vest, and the restrictions with respect to the Restricted Share Units will lapse, in accordance with the following schedule:

Percentage of Units Vesting	Vesting Date
33 1/3%	December 20, 2004
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006

provided that, if the Exchange Offer is extended beyond December 10, 2004, then the first vesting date listed above will be delayed by the number of days that the Exchange Offer is extended, and the next two vesting dates will occur on the first and second anniversaries of the first vesting date.

4. Settlement of Restricted Share Units. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Share Units will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. Upon each vesting date, the Participant will be entitled to delivery of one share of Common Stock for each Restricted Share Unit that vests on that date (the “Vested Shares”). As soon as reasonably practicable thereafter, the Company will register such Vested Shares in the Participant’s name or otherwise deliver such shares for the Participant’s account or benefit, subject to (a) the Participant’s satisfaction of any Tax Obligations (as defined below) and (b) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Vested Shares is required under any federal, provincial, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Vested Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. All Vested Shares will be held by Equiserve Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), on behalf of the Participant, unless the Participant makes other arrangements with the Transfer Agent. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

5. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Share Units will immediately and unconditionally vest, the restrictions with respect to such Restricted Share Units will lapse and the Participant will be entitled to delivery of the Vested Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6. Taxes.

a. In order to comply with all international, federal, provincial, state or local laws or regulations of the United States or other applicable jurisdictions, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations or social security contributions (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting or settlement of the Restricted Share Units, if any, by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of Vested Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 6(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting or settlement of Restricted Stock Units by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s Vested Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

7. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Share Units granted to the Participant hereunder, will terminate and such unvested Restricted Share Units will be forfeited immediately upon the actual date of termination of the Participant’s service with the Company or any Subsidiary for any reason, such date to be determined without regard for any statutory or common law notice period. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability.

8. Restriction on Transfer. The Restricted Share Units and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until the Restricted Share Units vest and are registered in the Participant’s name or are otherwise delivered for the Participant’s account or benefit.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations. In particular, no transfer of Vested Shares shall be made to the Participant, and any attempt to transfer any such shares shall be void and of no effect, unless and until (A) (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective or, in the case of a Participant residing in Canada, a prospectus has been filed and a receipt obtained therefor in each case, pertaining to the Vested Shares, and the Vested Shares have been duly qualified under applicable federal, state, provincial or other securities or blue sky laws; or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws; and (B) all other legal matters in connection with the issuance and delivery of the Vested Shares have been satisfied. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the Vested Shares is required under any federal, state, provincial or other law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery of such shares in settlement of the Restricted Share Units, Vested Shares shall not be transferred to the Participant unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan and the Election Form completed by the Participant in connection with the Exchange Offer, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. The Participant has acknowledged his or her agreement to be bound hereby in connection with the Participant’s tender of Stock Options in the Exchange Offer.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

24. Information About Your Personal Data.

As used in this Section 24, “you” means the Participant; and “Administration of the Award” means the administration of the Plan, this Agreement and the Restricted Share Units and the compliance with tax, financial reporting or other legal requirements relating to the Plan and this Award, which administration or compliance matters include without limitation making determinations regarding eligibility for grants of Restricted Share Units, effecting settlement of such units and maintaining technical support for applicable databases.

In connection with the Administration of the Award, (i) the Company and/or its applicable local subsidiary that employees you (“Local Subsidiary”) has or will ask you and others to provide your individual data, which may include, without limitation, data such as your name and surname, maiden name, initials, title, nationality, address(es), telephone number, date and place of birth, marital status, gender and other similar data (collectively, “Individual Data”) and (ii) the Company and/or your Local Subsidiary will maintain and process the Individual Data and information regarding their relationship with you, which may include, without limitation, information such as your hire date, employee identification number, office telephone number and email address, job title and function, department, business unit and location, expatriate status (if applicable), terms and conditions of employment, supervisors, salary, appraisals and other similar information (collectively, together with Individual Data, “Personal Data”).

To accomplish the Administration of the Award, your Personal Data will be processed and transferred to entities located in the United States, including, without limitation, the Company and the Transfer Agent. The Company will, at all times, take the appropriate legal and technical measures to protect your Personal Data.

Authorization to access Personal Data will be limited within the Company and the Local Subsidiary to those departments, committees and individuals involved with the Administration of the Award, including departments located in geographic regions outside of the United States. Such departments may generally include Human Resources, Finance, Legal and IT.

The Company, your Local Subsidiary and other recipients have been made aware that your Personal Data may be subject to Canadian data protection laws and, as it relates to the Restricted Share Units, may be processed and used only as described in this Section.

You have the right to request information on the collection, processing, and use of your Personal Data. If you wish to exert your rights to information, you may make a written request to the Company’s Human Resources Department located in Dallas, Texas, or the Human Resources Department for your Local Subsidiary. This request shall contain sufficient detail to describe the data with respect to which you request information. The applicable Human Resources Department will correct, and where appropriate delete and/or block any Personal Data from further processing, within a reasonable time period if you so request in writing, provided that such Personal Data has been proven to be factually inaccurate.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

APPENDIX E

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

FOR

IRELAND

This Restricted Share Unit Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and the individual completing his or her respective Election Form (as defined below) with respect to the country set forth above (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Restricted Share Units. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, and in exchange for the Participant’s tender of all of his or her outstanding Stock Options pursuant to the Company’s Tender Offer commenced November 9, 2004 (the “Exchange Offer”), the Company hereby grants to the Participant an Award of Restricted Share Units, the number of which is based on the Participant’s Personalized Statement prepared and delivered to the Participant in connection with the Exchange Offer, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. This Agreement and the Grant hereunder are subject to (a) the Participant’s valid tender of his or her Stock Options, including the Participant’s completion of a valid election form pursuant to the Exchange Offer (an “Election Form”), and (b) the Company’s acceptance for exchange and cancellation of the Participant’s Stock Options pursuant to the Exchange Offer. The Date of Grant of this Award is the date that both of the conditions set forth in the previous sentence are satisfied.

2. Interpretation. This Award and the Restricted Share Units are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Share Units are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Share Units will vest, and the restrictions with respect to the Restricted Share Units will lapse, in accordance with the following schedule:

Percentage of Units Vesting	Vesting Date
33 1/3%	December 20, 2004
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006

provided that, if the Exchange Offer is extended beyond December 10, 2004, then the first vesting date listed above will be delayed by the number of days that the Exchange Offer is extended, and the next two vesting dates will occur on the first and second anniversaries of the first vesting date.

4. Settlement of Restricted Share Units. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Share Units will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. Upon each vesting date, the Participant will be entitled to delivery of one share of Common Stock for each Restricted Share Unit that vests on that date (the “Vested Shares”). As soon as reasonably practicable thereafter, the Company will register such Vested Shares in the Participant’s name or otherwise deliver such shares for the Participant’s account or benefit, subject to (a) the Participant’s satisfaction of any Tax Obligations (as defined below) and (b) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Vested Shares is required under any federal, provincial, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Vested Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. All Vested Shares will be held by Equiserve Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), on behalf of the Participant, unless the Participant makes other arrangements with the Transfer Agent. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

5. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Share Units will immediately and unconditionally vest, the restrictions with respect to such Restricted Share Units will lapse and the Participant will be entitled to delivery of the Vested Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6. Taxes.

a. In order to comply with all international, federal, provincial, state or local laws or regulations of the United States or other applicable jurisdictions, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations or social security contributions (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting or settlement of the Restricted Share Units, if any, by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of Vested Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 6(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting or settlement of Restricted Stock Units by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s Vested Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

7. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Share Units granted to the Participant hereunder, will terminate and such unvested Restricted Share Units will be forfeited immediately upon the termination of the Participant’s service with the Company or any Subsidiary for any reason. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability. The Participant specifically acknowledges (i) that the Participant is bound by the provisions of this Section 7 and Section 5.5 of the Plan regarding forfeiture of unvested Restricted Share Units upon termination of service; and (ii) that the conditions set forth in these provisions are an intrinsic term of the rights granted hereunder.

8. Restriction on Transfer. The Restricted Share Units and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until the Restricted Share Units vest and are registered in the Participant’s name or are otherwise delivered for the Participant’s account or benefit.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan and the Election Form completed by the Participant in connection with the Exchange Offer, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. The Participant has acknowledged his or her agreement to be bound hereby in connection with the Participant’s tender of Stock Options in the Exchange Offer.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

24. Information About Your Personal Data.

As used in this Section 24, “you” means the Participant; and “Administration of the Award” means the administration of the Plan, this Agreement and the Restricted Share Units and the compliance with tax, financial reporting or other legal requirements relating to the Plan and this Award, which administration or compliance matters include without limitation making determinations regarding eligibility for grants of Restricted Share Units, effecting settlement of such units and maintaining technical support for applicable databases.

In connection with the Administration of the Award, (i) the Company and/or its applicable local subsidiary that employees you (“Local Subsidiary”) has or will ask you and others to provide your individual data, which may include, without limitation, data such as your name and surname, maiden name, initials, title, nationality, address(es), telephone number, date and place of birth, marital status, gender and other similar data (collectively, “Individual Data”) and (ii) the Company and/or your Local Subsidiary will maintain and process the Individual Data and information regarding their relationship with you, which may include, without limitation, information such as your hire date, employee identification number, office telephone number and email address, job title and function, department, business unit and location, expatriate status (if applicable), terms and conditions of employment, supervisors, salary, appraisals and other similar information (collectively, together with Individual Data, “Personal Data”).

To accomplish the Administration of the Award, your Personal Data will be processed and transferred to entities located in the United States, including, without limitation, the Company and the Transfer Agent. The United States has not been to determined to provide an adequate level of privacy protection as defined in Article 25 of the European Union’s Directive on Data Protection. However, the Company will, at all times, take the appropriate legal and technical measures to protect your Personal Data.

Authorization to access Personal Data will be limited within the Company and the Local Subsidiary to those departments, committees and individuals involved with the Administration of the Award, including departments located in geographic regions outside of the United States. Such departments may generally include Human Resources, Finance, Legal and IT.

The Company, your Local Subsidiary and other recipients have been made aware that your Personal Data is subject to EU data protection laws and, as it relates to the Restricted Share Units, may be processed and used only as described in this Section.

You have the right to request information on the collection, processing, and use of your Personal Data. If you wish to exert your rights to information, you may make a written request to the Company’s Human Resources Department located in Dallas, Texas, or the Human Resources Department for your Local Subsidiary. This request shall contain sufficient detail to describe the data with respect to which you request information. The applicable Human Resources Department will correct, and where appropriate delete and/or block any Personal Data from further processing, within a reasonable time period if you so request in writing, provided that such Personal Data has been proven to be factually inaccurate.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

APPENDIX F

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

OR

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

FOR

MEXICO

This Restricted Share Unit Award Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and the individual completing his or her respective Election Form (as defined below) with respect to the country set forth above (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Restricted Share Units. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004) or 2004 Long-Term Management Incentive Plan (as amended through October 6, 2004) (either of which is referred to as the “Plan”) and a duly adopted resolution of the Senior Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, and in exchange for the Participant’s tender of all of his or her outstanding Stock Options pursuant to the Company’s Tender Offer commenced November 9, 2004 (the “Exchange Offer”), the Company hereby grants to the Participant an Award of Restricted Share Units, the number of which is based on the Participant’s Personalized Statement prepared and delivered to the Participant in connection with the Exchange Offer, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan. This Agreement and the Grant hereunder are subject to (a) the Participant’s valid tender of his or her Stock Options, including the Participant’s completion of a valid election form pursuant to the Exchange Offer (an “Election Form”), and (b) the Company’s acceptance for exchange and cancellation of the Participant’s Stock Options pursuant to the Exchange Offer. The Date of Grant of this Award is the date that both of the conditions set forth in the previous sentence are satisfied.

2. Interpretation. This Award and the Restricted Share Units are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Award and the Restricted Share Units are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. The governing language of the Plan and this Agreement is English. Any translations of these two documents that are provided to the Participant are provided as convenient references only. In the event of any discrepancies between the original English versions of the Plan and this Agreement and the translated versions, the original English versions shall govern.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in Section 4 below and in the Plan, the Restricted Share Units will vest, and the restrictions with respect to the Restricted Share Units will lapse, in accordance with the following schedule:

Percentage of Units Vesting	Vesting Date
33 1/3%	December 20, 2004
33 1/3%	December 20, 2005
33 1/3%	December 20, 2006

provided that, if the Exchange Offer is extended beyond December 10, 2004, then the first vesting date listed above will be delayed by the number of days that the Exchange Offer is extended, and the next two vesting dates will occur on the first and second anniversaries of the first vesting date.

4. Settlement of Restricted Share Units. Subject to the terms and conditions of the Plan and this Agreement, the Restricted Share Units will vest in accordance with the vesting schedule set forth in Section 3 of this Agreement. Upon each vesting date, the Participant will be entitled to delivery of one share of Common Stock for each Restricted Share Unit that vests on that date (the “Vested Shares”). As soon as reasonably practicable thereafter, the Company will register such Vested Shares in the Participant’s name or otherwise deliver such shares for the Participant’s account or benefit, subject to (a) the Participant’s satisfaction of any Tax Obligations (as defined below) and (b) the condition that, if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Vested Shares is required under any federal, provincial, state or other law or by the rules of any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Vested Shares, then this Award will not vest in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. All Vested Shares will be held by Equiserve Trust Company, N.A., the Company’s transfer agent, or any successor thereto (the “Transfer Agent”), on behalf of the Participant, unless the Participant makes other arrangements with the Transfer Agent. Any certificates issued by the Company to the Participant shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, state or other securities laws. No fractional shares of Common Stock will be issued under this Agreement.

5. Rights in Event of a Change of Control. Notwithstanding the vesting dates set forth in Section 3, but subject to the other terms and conditions set forth in this Agreement, upon the effective date of a Change of Control of the Company, all unvested Restricted Share Units will immediately and unconditionally vest, the restrictions with respect to such Restricted Share Units will lapse and the Participant will be entitled to delivery of the Vested Shares. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

a. The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b) below; or

b. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

c. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6. Taxes.

a. In order to comply with all international, federal, provincial, state or local laws or regulations of the United States or other applicable jurisdictions, the Company or any Subsidiary may take such action as it deems appropriate to ensure that all applicable international, federal, state and local income, employment or other tax withholding obligations or social security contributions (collectively, “Tax Obligations”) to which Participant is subject, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant.

b. The Participant may elect to satisfy the Participant’s Tax Obligations that arise from the vesting or settlement of the Restricted Share Units, if any, by (i) providing the Company with a cash payment equal to the amount of the Tax Obligations to which the Participant is subject; or (ii) instructing the Transfer Agent to sell on behalf of the Participant the number of Vested Shares having a market value, net of sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject. If the Participant makes the election in clause (i) of the first sentence of this Section 6(b), but the Participant does not deliver to the Company or the Company’s designee the cash payment required in connection with any vesting or settlement of Restricted Stock Units by the date that such payment is required to be received in accordance with instructions delivered to the Participant by the Company, the Transfer Agent or another representative of the Company, then a number of the Participant’s Vested Shares having a market value, net of any sales commissions, equal to the amount of the Tax Obligations to which the Participant is subject will be sold on behalf of the Participant. The Participant hereby authorizes the sale of such Vested Shares under such circumstances by the Transfer Agent, and the Participant hereby appoints the Transfer Agent the Participant’s attorney-in-fact, with full power of substitution and resubstitution, to execute such sale.

c. The Participant agrees to release and indemnify the Company and its Subsidiaries from any liability or damages arising from or relating to the Participant’s failure to comply with his or her Tax Obligations.

7. Termination of Service, Death or Permanent Disability. This Award, and all unvested Restricted Share Units granted to the Participant hereunder, will terminate and such unvested Restricted Share Units will be forfeited immediately upon the termination of the Participant’s service with the Company or any Subsidiary for any reason. This termination and forfeiture provision applies regardless of the reason for the termination of the Participant’s service, including voluntary termination, Termination for Cause or without Cause, death or Permanent Disability.

8. Restriction on Transfer. The Restricted Share Units and any rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company or any Subsidiary.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until the Restricted Share Units vest and are registered in the Participant’s name or are otherwise delivered for the Participant’s account or benefit.

10. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Award shall be subject to adjustment in accordance with Article IX of the Plan.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that this Award will not vest in whole or in part, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the vesting of this Award or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board or the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, the Participant represents and warrants to the Company that all Common Stock that may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of any such securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal, state or other securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive legend. The Participant agrees to comply with any applicable securities laws of any applicable jurisdiction in connection with the sale of the Common Stock.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. The Participant acknowledges that the value of Common Stock is subject to market risk, and there is no assurance of the Participant’s actual receipt of any particular value as a result of this Award. The Participant acknowledges that his or her participation in the Plan with respect to the Award is voluntary.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Company, the Board and the Committee shall not be liable for any good faith determination made hereunder or under the Plan.

15. No Right to Continued Employment or Future Awards, and other Participant Acknowledgments. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any Subsidiary a contractual obligation between the Company or any Subsidiary and the Participant other than with respect to the specific offer contemplated by this Agreement. The Participant acknowledges that the Participant’s employment with a Subsidiary does not constitute employment with the Company for any purpose and that the Plan does not represent part, and should not be considered as an integral portion, of his or her salary. Furthermore, the Participant expressly acknowledges and agrees that execution of this Agreement and the benefits contained hereunder shall in no manner be interpreted as if the Participant had (a) an employment relationship; or (b) an “acquired right” over the benefits contained hereunder with the Company for any purpose whatsoever; that the grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year; and that, subject to the express provisions of the Plan, the Plan may be terminated at any time by the Board in its discretion without any responsibility to the Participant.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement, together with the Plan and the Election Form completed by the Participant in connection with the Exchange Offer, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and, except as specifically stated herein, constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. The Participant has acknowledged his or her agreement to be bound hereby in connection with the Participant’s tender of Stock Options in the Exchange Offer.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: General Counsel

b. Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

24. Information About Your Personal Data.

As used in this Section 24, “you” means the Participant; and “Administration of the Award” means the administration of the Plan, this Agreement and the Restricted Share Units and the compliance with tax, financial reporting or other legal requirements relating to the Plan and this Award, which administration or compliance matters include without limitation making determinations regarding eligibility for grants of Restricted Share Units, effecting settlement of such units and maintaining technical support for applicable databases.

In connection with the Administration of the Award, (i) the Company and/or its applicable local subsidiary that employees you (“Local Subsidiary”) has or will ask you and others to provide your individual data, which may include, without limitation, data such as your name and surname, maiden name, initials, title, nationality, address(es), telephone number, date and place of birth, marital status, gender and other similar data (collectively, “Individual Data”) and (ii) the Company and/or your Local Subsidiary will maintain and process the Individual Data and information regarding their relationship with you, which may include, without limitation, information such as your hire date, employee identification number, office telephone number and email address, job title and function, department, business unit and location, expatriate status (if applicable), terms and conditions of employment, supervisors, salary, appraisals and other similar information (collectively, together with Individual Data, “Personal Data”).

To accomplish the Administration of the Award, your Personal Data will be processed and transferred to entities located in the United States, including, without limitation, the Company and the Transfer Agent. The Company will, at all times, take the appropriate legal and technical measures to protect your Personal Data.

Authorization to access Personal Data will be limited within the Company and the Local Subsidiary to those departments, committees and individuals involved with the Administration of the Award, including departments located in geographic regions outside of the United States. Such departments may generally include Human Resources, Finance, Legal and IT.

The Company, your Local Subsidiary and other recipients have been made aware that your Personal Data may or may become subject to Mexican data protection laws and, as it relates to the Restricted Share Units, may be processed and used only as described in this Section.

You have the right to request information on the collection, processing, and use of your Personal Data. If you wish to exert your rights to information, you may make a written request to the Company’s Human Resources Department located in Dallas, Texas, or the Human Resources Department for your Local Subsidiary. This request shall contain sufficient detail to describe the data with respect to which you request information. The applicable Human Resources Department will correct, and where appropriate delete and/or block any Personal Data from further processing, within a reasonable time period if you so request in writing, provided that such Personal Data has been proven to be factually inaccurate.

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

APPENDIX G

BLOCKBUSTER INC.

NOTICE OF WITHDRAWAL

I previously received from Blockbuster Inc. (“Blockbuster”) the Offer Documents, consisting of the Offer to Exchange dated November 9, 2004, the related personalized statement and election form, and the related forms of Restricted Share Award Agreement or Restricted Share Unit Award Agreement for my country, as applicable, in each case as they may be amended, and completed and submitted to Blockbuster the election form, in which I elected to participate in the Blockbuster stock option exchange program by tendering to Blockbuster all of my Eligible Options (as defined in the Offer to Exchange). I now wish to withdraw that election in its entirety. I agree that none of my Eligible Options will be exchanged and will instead continue to be governed by the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan, and the relevant stock option agreement(s) between Blockbuster and me. I have read the Offer Documents. I understand that if I change my mind and decide I want to participate in Blockbuster’s stock option exchange program and tender all of my Eligible Options, I must submit a new election form in accordance with the terms of the Offer to Exchange. I agree to accept as binding, conclusive and final all decisions or interpretations of Blockbuster upon any questions relating to the stock option exchange program and this Notice of Withdrawal. I agree to be bound by the terms and conditions set forth in this Notice of Withdrawal.

Print Name:

Date:
SIGNATURE

At any time you still have the right to do so, you may withdraw your tendered options in one of the following ways:

•	Withdraw by Fax – 1-201-324-3247 (Europe and Latin America: add 00 before the fax number; Taiwan: add 002 before the fax number; Australia: add 011 before the fax number)

Properly complete and sign this Notice of Withdrawal as your name appears on your election form, date and fax your Notice of Withdrawal to EquiServe at the fax number indicated above.

•	Withdraw By Mail – Properly complete and sign this Notice of Withdrawal as your name appears on your election form, date and mail your Notice of Withdrawal to EquiServe at the address indicated below.

EquiServe Trust Company, N.A.

Attn: Mike Hillier

525 Washington Blvd.

Third Floor

Jersey City, NJ 07303

U.S.A.

Your withdrawal will not be effective unless you make your election before your right to withdraw your tendered options expires. Your withdrawal will not be effective unless EquiServe receives your properly signed and dated Notice of Withdrawal before your right to withdraw you tendered options expires. You can call EquiServe during the exchange period at 1-800-726-7438 or 1-201-222-4400 to confirm that your Notice of Withdrawal has been received. For information on international access codes, see “International Access Codes for Dialing Long Distance” on page v of the Offer to Exchange.

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